UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FBR Capital Markets Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FBR CAPITAL MARKETS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

FBR Capital Markets Corporation, a Virginia corporation, will hold its annual meeting of shareholders at the Hotel Palomar, 1121 Nineteenth Street North, Arlington, Virginia, on Wednesday, June 1, 2011, at 9:00 a.m., for the following purposes:

1.	To elect nine directors for a term of one year each;

2.	To approve an amendment to the company’s Amended and Restated Articles of Incorporation to change the company’s corporate name from “FBR Capital Markets Corporation” to “FBR & Co.”;

3.	To approve an amendment to our 2007 Employee Stock Purchase Plan to increase by 1,000,000 shares the maximum number of shares authorized for issuance thereunder;

4.	To consider a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the accompanying proxy statement;

5.	To consider a non-binding advisory vote on the frequency of the future non-binding advisory votes on the compensation of our named executive officers;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

7.	To transact such other business as may properly come before the annual meeting of shareholders or any adjournment or postponement thereof.

Only holders of shares of our company’s common stock outstanding at the close of business on the record date, April 7, 2011, are entitled to notice of, and to vote at, the annual meeting of shareholders.

A list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for the ten day period prior to the annual meeting at our company’s principal executive office, which is located at 1001 Nineteenth Street North, Arlington, Virginia 22209.

Whether or not you plan to attend the annual meeting, it is important that your shares are represented and voted. You may authorize your proxy over the Internet or by telephone as described on the proxy card attached to the accompanying proxy statement. Alternatively, you may authorize your proxy and instruct the proxies named in the proxy card attached to the accompanying proxy statement how to vote by signing and returning the proxy card in the envelope provided. Once you authorize your proxy, you may revoke your proxy by executing and delivering to us a later dated proxy card, by subsequently authorizing your proxy over the Internet or by telephone, by sending a written revocation of your proxy to our Corporate Secretary at our principal executive office or by attending the annual meeting and voting in person. If you hold your shares in “street name” (i.e., through a bank, broker or other nominee), you will receive from your nominee instructions that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions. If you hold your shares in street name, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

By Order of the Board of Directors,

William J. Ginivan
Executive Vice President and General Counsel

Arlington, Virginia

April 29, 2011

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 1, 2011

This notice, our 2011 proxy statement attached to this notice and our 2010 annual report to shareholders are available free of charge on our website at www.fbr.com under “Investor Relations.”

FBR CAPITAL MARKETS CORPORATION

1001 Nineteenth Street North

Arlington, Virginia 22209

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 1, 2011

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Solicitation of Proxies

The Board of Directors (“Board” or “Board of Directors”) of FBR Capital Markets Corporation (“we,” “us,” “our,” “our company” or “FBR Capital Markets”) is soliciting your proxy in connection with the 2011 annual meeting of shareholders to be held at the Hotel Palomar, 1121 Nineteenth Street North, Arlington, Virginia, on June 1, 2011, at 9:00 a.m. At the annual meeting, shareholders will consider and vote on the proposals described in this proxy statement. The mailing address of our principal executive office is 1001 Nineteenth Street North, Arlington, Virginia 22209. Our proxy materials, including this proxy statement and the accompanying proxy card, together with the Notice of Annual Meeting of Shareholders and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are first being mailed to shareholders on or about May 5, 2011.

The solicitation of proxies is being made primarily by the use of standard mail. We will pay the cost of preparing and mailing this proxy statement and accompanying proxy materials, and the cost of any supplementary solicitations, which may be made by standard mail, e-mail, telephone or personally by our directors, officers or employees. None of our directors, officers or employees will receive any additional or special compensation for soliciting your proxy. We will, on request, reimburse brokers, banks and other nominees for their reasonable expenses in sending our proxy materials and voting instruction forms to street name holders to obtain their voting instructions.

Who Can Vote

You are entitled to vote your FBR Capital Markets common stock if our records show that you held your shares at the close of business on the record date, April 7, 2011. At the close of business on that date, a total of 61,684,723 shares of FBR Capital Markets common stock were outstanding and entitled to vote. Each share of FBR Capital Markets common stock is entitled to one vote. Cumulative voting is not permitted.

How to Vote

You may authorize your proxy over the Internet or by telephone as described on the proxy card accompanying this proxy statement. Alternatively, you may authorize your proxy and instruct the proxies named in the proxy card how to vote by signing and returning the proxy card in the envelope provided. Once you authorize your proxy, you may revoke your proxy by executing and delivering to us a later dated proxy card, by subsequently authorizing your proxy over the Internet or by telephone, by sending a written revocation of your proxy to our Corporate Secretary at our principal executive office or by attending the annual meeting and voting in person.

If you hold your shares in street name (i.e., through a bank, broker or other nominee), you will receive from your nominee instructions that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions. If you hold your shares in street name, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

Matters to be Presented

At the annual meeting, shareholders will consider and vote on:

1.	To elect nine directors for a term of one year each;

2.	To approve an amendment to the company’s Amended and Restated Articles of Incorporation to change the company’s corporate name from “FBR Capital Markets Corporation” to “FBR & Co.”;

3.	To approve an amendment to our 2007 Employee Stock Purchase Plan to increase by 1,000,000 shares the maximum number of shares authorized for issuance thereunder;

4.	To consider a non-binding advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement;

5.	To consider a non-binding advisory vote on the frequency of the future non-binding advisory votes on the compensation of our named executive officers;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

7.	To transact such other business as may properly come before the annual meeting of shareholders or any adjournment or postponement thereof.

We are not now aware of any other matters to be presented at the annual meeting. If any other matters are properly presented at the annual meeting, the proxies will vote your shares, if authorized, in accordance with the recommendation of our Board of Directors or use their own judgment to determine how to vote your shares.

Attending the Annual Meeting in Person

If you would like to attend the annual meeting in person, you will need to bring an account statement or other evidence acceptable to us as proof of ownership of your shares as of the close of business on the record date. If you hold your shares in street name and wish to vote in person at the annual meeting, you will need to contact your nominee and obtain a proxy from your nominee and bring it to the annual meeting.

Quorum Requirement

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A quorum is required to conduct the annual meeting. If (1) you have authorized your proxy over the Internet or by telephone or by signing and returning the proxy card and you have not revoked your proxy or (2) you attend the annual meeting and vote in person, your shares will be counted for the purpose of determining whether there is a quorum. Abstentions and shares of record held by brokers, banks or nominees that are voted on any matter will be included in determining whether a quorum is present.

Vote Required for Each Matter to be Presented at the Annual Meeting

Proposal 1

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes withheld and shares held in street name that are not voted on this proposal (i.e., broker non-votes) will not have an impact on the outcome of the vote on the election of directors.

Proposals 2, 3 and 6

If a quorum is present at the annual meeting, each of the amendments to our company’s Amended and Restated Articles of Incorporation and our 2007 Employee Stock Purchase Plan (the “Purchase Plan”) and the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011 will be approved if the votes cast in favor of each proposal exceed the votes cast opposing each proposal. Abstentions and broker non-votes will not have an impact on the outcome of the vote on these proposals.

Proposals 4 and 5

The advisory vote on executive compensation and the advisory vote regarding the frequency of the advisory vote on executive compensation are not binding on the company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our named executive officers and how often to submit the advisory vote on compensation of our named executive officers to our shareholders. Abstentions and broker non-votes will not have an impact on these proposals.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the election of each nominee for director, “FOR” the approval of the amendment to the company’s Amended and Restated Articles of Incorporation to change the company’s name, “FOR” the approval of the amendment to the Purchase Plan to increase the maximum number of shares authorized for issuance, “FOR” the approval of the non-binding advisory vote on the compensation of our named executive officers, “FOR” future non-binding advisory votes on the compensation of our named executive officers to be held annually and “FOR” the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Shareholders should specify their choice for each matter on the enclosed proxy card. All proxies that are signed and returned without specific instructions given will be voted “FOR” the election of all nominees for director, “FOR” the amendment to the Amended and Restated Articles of Incorporation to change the company’s name, “FOR” the approval of the amendment to the Purchase Plan, “FOR” the approval of the non-binding advisory vote on the compensation of our named executive officers, “FOR” future non-binding advisory votes on the compensation of our named executive officers to be held annually and “FOR” the ratification of the appointment of PwC.

How Votes Are Counted

As noted above, a majority of the votes emitted to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. A quorum is required to conduct the annual meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you withhold your vote in the election of directors or abstain from voting on some or all matters introduced at the meeting. Shares held in street name that are voted on routine proposals by brokers, banks or nominees will be counted in determining whether a quorum is present. Shares held in street name that are not voted on any matter will not be included in determining whether a quorum is present.

Voting by Record Holders

If you hold shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may either vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees for election to the Board of Directors, and you may vote for, against, or abstain from the approval of the amendment to the Amended and Restated Articles of Incorporation to change the company’s name, the approval of the amendment to the Purchase Plan, the approval of the non-binding advisory vote on the compensation of our named executive officers, the approval of the frequency of future non-binding advisory votes on the compensation of our named executive officers and the ratification of the appointment of PwC as our independent registered public accounting firm. If you just submit your proxy without voting instructions, the proxies will vote your shares as recommended by our Board of Directors. See “Board Recommendation” above.

Voting By Street Name Holders

If your shares are held in street name by a broker, bank or other nominee, follow the voting instructions you receive from your nominee. If you want to vote in person, you must obtain a legal proxy from your nominee and bring it to the meeting. If you do not submit voting instructions to your nominee, your nominee may still be permitted to vote your shares under the following circumstances:

•

Routine proposals.    Generally, under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks or other nominees have discretionary power to vote indirectly held shares on routine proposals if they have not received the beneficial owner’s voting instructions. The ratification of the appointment of the independent registered public accounting firm is a routine proposal. Therefore, brokers, banks and other nominees that do not receive instructions from street name holders may vote on this proposal in their discretion.

•

Non-routine proposals.    Under the NYSE rule described above, a broker non-vote results when the beneficial owner fails to give voting instructions on a non-routine proposal to its bank, broker or other nominee. When a proposal is not a “routine” matter and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the bank, broker or other nominee cannot vote the shares on that proposal. It is important therefore that you provide instructions to your bank, broker or other nominee with respect to your vote on these non-routine matters. The election of directors, the approval of the amendment to the Amended and Restated Articles of Incorporation, the approval of the amendment to the Purchase Plan, the approval of the non-binding advisory vote on the compensation of our named executive officers and the approval of the frequency of future non-binding advisory votes on the compensation of our named executive officers are non-routine proposals.

Revoking Your Proxy

If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, and wish to revoke your proxy instructions, you must advise the Corporate Secretary in writing before the proxies vote your common stock at the meeting, deliver a later dated proxy by Internet, telephone or mail or attend the meeting and vote your shares in person. Attendance at the meeting, by itself, is not sufficient to revoke your proxy instructions.

Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2010

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including our consolidated financial statements and the notes thereto, is enclosed with this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is also available online on our website at www.fbr.com under “Investor Relations.” For additional printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, please contact our Investor Relations department in writing at the following address: Investor Relations, c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209. Shareholders may also contact our Investor Relations department by telephone at (703) 312-9678 or by e-mail at fbcmir@fbr.com.

Electronic Delivery of Proxy Materials

You may access this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 on our website at www.fbr.com under “Investor Relations.” If you would like to reduce our costs of printing and mailing proxy materials for next year’s annual meeting of shareholders, you can opt to receive all future proxy statements, proxy cards and Annual Reports on Form 10-K (“proxy materials”) electronically via e-mail or the Internet rather than in printed form. If you hold shares of our common stock in your own name as a holder of record, you may sign up for electronic delivery of future proxy materials by contacting American Stock Transfer & Trust Company and following their procedure. Electronic delivery will continue in future years until you revoke your election by sending a written request to the Corporate Secretary at the following address: Corporate Secretary, c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North,

Arlington, Virginia 22209. If your shares are held in street name and you wish to register for electronic delivery of future proxy materials, you should review the information provided in the proxy materials mailed to you by your broker, bank or other nominee. If you have agreed to electronic delivery of proxy materials, but wish to receive printed copies, please contact the Corporate Secretary at the address provided above or your broker, bank or other nominee in accordance with their procedures.

Householding

The rules of the Securities and Exchange Commission (“SEC”) permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of such proxy materials addressed to those shareholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Shareholders who hold shares in street name may contact their intermediaries to request information about householding.

Once you have received notice from your intermediary, or us, that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each shareholder at your household, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your intermediary if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our Corporate Secretary at the following address: Corporate Secretary, c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209.

Shareholder Proposals and Nominations for the 2012 Annual Meeting

Shareholders may submit proposals for inclusion in our proxy statement for our 2012 annual meeting, nominate individuals for election at our 2012 annual meeting of shareholders and propose other business for consideration by our shareholders at our 2012 annual meeting of shareholders. The following describes certain procedures and deadlines applicable to these shareholder proposals:

•

Shareholder Proposals for Inclusion in 2012 Proxy Statement.    Under SEC rules, proposals that shareholders seek to have included in the proxy statement for our 2012 annual meeting of shareholders must be received by our Corporate Secretary no later than January 2, 2012.

•

Other Shareholder Proposals and Nominations.    Our Bylaws, which are available on our website as discussed below, govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which matters are not otherwise included in our proxy statement for that meeting. Under our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to our Corporate Secretary no later than the close of business on March 4, 2012, and no earlier than February 2, 2012. The notice must contain the information required by our Bylaws.

The advance notice provisions of our Bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a shareholder in connection with the 2012 annual meeting will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice provisions of our Bylaws, subject to applicable rules of the SEC. Copies of our Bylaws are available on our website at www.fbr.com under “Corporate Governance” or may be obtained from the Corporate Secretary at the address referred to above under “Electronic Delivery of Proxy Materials” above.

PROPOSAL 1 —

ELECTION OF DIRECTORS

Our Board of Directors currently has nine directors. The Board of Directors stands for election at each general meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. Nine directors will be elected to our Board of Directors at the annual meeting. If elected, these directors will serve for a one-year term expiring at the 2012 annual meeting of shareholders. The Nominating and Corporate Governance Committee has recommended for nomination, and the Board of Directors has nominated, each of the nominees listed below under the heading “— Nominees for Election as Directors.” All of the nominees are currently serving as members of our Board. Each nominee has agreed to be named in this proxy statement and to serve if elected.

Although we know of no reason why any of the nominees for director listed below would not be able to serve, if unforeseen circumstances (e.g., death or disability) make it necessary for the Board of Directors to propose a substitute nominee for any of the nominees named below, and you have authorized the proxies to vote your shares for the election of the nominees named below, the proxies will vote your shares for that substitute nominee. Proxies cannot be voted at the annual meeting for more than these nine nominees, except as described above.

Unless you direct otherwise in the proxy card, the persons named as proxies in the proxy card will vote your proxy for the election of each of the nominees listed below.

Nominees for Election as Directors

ERIC F. BILLINGS, age 58, has served as Chairman of our Board of Directors since our formation in 2006. He served as Chairman and Chief Executive Officer from 2006 through 2008 prior to retiring from his role as Chief Executive Officer effective January 1, 2009. Mr. Billings is also the Chairman and Chief Executive Officer of Arlington Asset Investment Corp., formerly known as Friedman, Billings, Ramsey Group, Inc. (“Arlington Asset”), a publicly-traded portfolio company that invests in primarily mortgage-related assets. Since 1989, Mr. Billings has continuously served as a director for Arlington Asset in addition to holding other roles within Arlington Asset, including Vice Chairman and Chief Operating Officer from 1989 to 1999, Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003, and Co-Chairman and Co-Chief Executive Officer from April 2003 to April 2005. He was appointed Chairman and Chief Executive Officer of Arlington Asset on April 28, 2005. Mr. Billings concurrently holds the position of Senior Managing Partner and Co-Portfolio Manager of Billings Capital Management, an investment company he runs with his sons. Billings Capital Management was formed in 2008, and Mr. Billings joined that firm in 2009 after his retirement from FBR Capital Markets. Mr. Billings serves on the Board of Visitors and the Center for Financial Policy Advisory Board at the University of Maryland’s Robert H. Smith School of Business. He also sits on the leadership Council of the Board of the Boys & Girls Club of Greater Washington. Mr. Billings is the brother of Mr. Jonathan L. Billings, who served as Executive Vice President and Head of Institutional Brokerage for our company until his retirement on July 25, 2010.

Based on Mr. Billings’ experience in the financial services industry as a founder of our company and its predecessors, and his leadership position as Chief Executive Officer of Arlington Asset and as our Chairman and Chief Executive Officer from 2006 through 2008, the Board has determined that Mr. Billings is qualified to serve as our Chairman of the Board of Directors.

REENA AGGARWAL, 53, is a member of our Board of Directors, a position she has held since March 2011. Since 2009, Dr. Aggarwal has been the Robert E. McDonough Professor of Business Administration and since 2000, Professor of Finance at Georgetown University’s McDonough School of Business. She has held various positions at Georgetown University’s McDonough School of Business including, Deputy Dean in 2006 to 2008, and Interim Dean in 2004 to 2005. She was a FINRA Academic Fellow in 2007 and 2008, a visiting Professor of Finance at Massachusetts Institute of Technology’s Sloan School of Management in 2005 and 2006, a Visiting Research Scholar at the International Monetary Fund during 2003 and 2004, an Academic Fellow at the U.S.

Securities and Exchange Commission from 1997 through 1999, and Fulbright Scholar to Brazil and Chile in 1990 and 1991. She is the Director of the Center for Financial Markets and Policy at Georgetown University. From 2006 through March 2011, Ms. Aggarwal served as a Trustee of FBR Funds. She has served as a Trustee of IndexIQ since 2008. Dr. Aggarwal has a Master of Management Studies from B.I.T.S. in Pilani, India and a Ph.D. in Finance from the University of Maryland.

Based on Dr. Aggarwal’s expertise on matters relating to public offerings, institutional investors, stock markets, corporate governance and securities market regulations, the Board has determined that Dr. Aggarwal is qualified to serve as a director.

RICHARD J. HENDRIX, age 45, is our President, a position he has held since our formation in June 2006, and Chief Executive Officer, a position he has held since January 1, 2009. He has served as a director of our company since June 2006. From February 2007 through February 2008, Mr. Hendrix served as a Member of the Office of the Chief Executive of Arlington Asset. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of Arlington Asset. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer of Arlington Asset. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR Capital Markets & Co. (f/k/a Friedman, Billings, Ramsey & Co., Inc.). Prior to joining FBR Capital Markets & Co. in 1999, Mr. Hendrix was a Managing Director of PNC Capital Markets’ investment banking group. Mr. Hendrix previously also headed PNC Capital Markets’ asset-backed securities business. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR Capital Markets & Co. in 1997 in connection with a strategic alliance between the two companies. Mr. Hendrix is a member of the Board of Trustees of Flint Hill School.

Based on Mr. Hendrix’s experience in the financial services industry, prior experience in a number of positions within our company, including as our President and Chief Executive Officer, and his leadership position as President and Chief Operating Officer of Arlington Asset from 2004 through 2007, the Board has determined that Mr. Hendrix is qualified to serve as a director.

THOMAS J. HYNES, JR., age 71, is a member of our Board of Directors, a position he has held since January 2007. Mr. Hynes is Co-Chairman and Chief Executive Officer of Colliers International-Boston, a commercial real estate services firm. Mr. Hynes has been employed by Colliers International-Boston and its predecessor companies since 1965, during which time he has held various offices including being appointed President in 1988 and Chairman in 2007. Mr. Hynes also serves as Chairman of the Board of Trustees of Emmanuel College, a board member and member of the Executive Committee of A Better City, a non-profit membership organization supporting infrastructure investments in the Boston area, director of the Massachusetts Business Roundtable, a non-profit, non-partisan, statewide public affairs organization that represents Massachusetts’ leading industry and business enterprises, where he served as Chairman from 2004 to 2006, and as a director of the John F. Kennedy Library Foundation. From October 1996 to January 2006, Mr. Hynes served as a director of Prentiss Properties Trust, a publicly-traded real estate investment trust (“REIT”) that was acquired by Brandywine Realty Trust in January 2006.

Based on Mr. Hynes’ experience in senior capacity roles in the real estate services industry and as a director of another public company, and his leadership position as Co-Chairman and Chief Executive Officer of Colliers International-Boston and senior executive officer with other organizations, the Board has determined that Mr. Hynes is qualified to serve as a director.

ADAM J. KLEIN, age 33, is a member of our Board of Directors, a position he has held since February 2010. Mr. Klein is a Principal of Crestview Advisors, LLC (“Crestview”), a private equity firm, a position he has held since 2007 and in which he has been involved with monitoring Crestview’s interests in our company. Mr. Klein attended Harvard Business School from 2005 to 2007. Prior to attending Harvard Business School, Mr. Klein worked as an investment professional at Centennial Ventures, a venture capital firm, from 2003 to 2005, where he was involved in Centennial Venture’s investments in early- to mid-stage companies across multiple industries. Before Centennial Ventures, Mr. Klein worked in the Mergers & Acquisitions group at Compass Advisers from 2001 to 2003, advising corporations and private equity firms on a wide range of transactions.

Previously, Mr. Klein worked in the Media & Telecom group at Donaldson, Lufkin & Jenrette and then Credit Suisse from 2000 through 2001. Mr. Klein is a director of Select Energy Services LLC, an oil field services company. Mr. Klein received a Bachelor of Arts in Economics from Harvard College, cum laude, and a Master of Business Administration from Harvard Business School.

Based on Mr. Klein’s experience in the investment banking and financial services industries, including his role at Crestview, the Board has determined that Mr. Klein is qualified to serve as a director.

RICHARD A. KRAEMER, age 67, is a member of our Board of Directors, a position he has held since January 2007. Mr. Kraemer served as Chairman of the Board of Directors of Saxon Capital Inc., a publicly-traded mortgage REIT, from 2001 through December 2006. Mr. Kraemer also served as a trustee of American Financial Realty Trust, a publicly-traded REIT, from 2002 through March 2008. He also serves as a director of Urban Financial Group, Inc., a bank holding company, a position he has held since 2001. From 1996 to 1999, Mr. Kraemer was Vice Chairman of Republic New York Corporation, a publicly-traded holding company for Republic National Bank. From 1993 to 1996, Mr. Kraemer was Chairman and Chief Executive Officer of Brooklyn Bancorp, a publicly-traded holding company for Crossland Federal Savings Bank.

Based on Mr. Kraemer’s experience in the accounting, banking, and financial services industries, and his leadership position as a senior executive in multiple public companies, the Board has determined that Mr. Kraemer is qualified to serve as a director. In addition, the Board has determined that Mr. Kraemer’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

RALPH S. MICHAEL, III, age 56, is a member of our Board of Directors, a position he has held since June 2009. He has served as President and Chief Executive Officer, Fifth Third Bank Greater Cincinnati, a U.S. regional banking corporation, since 2010, having previously served as President and Chief Operating Officer of The Ohio Casualty Insurance Company, a property casualty insurance company, from July 2005 until its sale in August 2007. From 2003 through July 2005 Mr. Michael served as Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association, a commercial bank, and then as Executive Vice President and Manager of Private Asset Management with U.S. Bank. From 1979 to 2002 he held various executive and management positions with PNC Financial Services Group. Mr. Michael is a director of AK Steel Corporation, Key Energy Services, Inc., Arlington Asset, Cincinnati Center City Development Corporation and Cincinnati Bengals, Inc. He is also a trustee of Xavier University (Ohio). Previously, Mr. Michael served as a director for Integrated Alarm Services Group from 2003 to 2007 and for Ohio Casualty Corporation from 2002 to 2005. He holds a Bachelor of Arts from Stanford University and a Master of Business Administration from the Graduate School of Management of the University of California, Los Angeles.

Based on Mr. Michael’s experience in the insurance, banking and financial services industries, and his leadership position as President and Chief Operating Officer of The Ohio Casualty Insurance Company and as President and Chief Executive Officer of Fifth Third Bank Greater Cincinnati, the Board has determined that Mr. Michael is qualified to serve as a director. In addition, the Board has determined that Mr. Michael’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

THOMAS S. MURPHY, JR., age 51, is a member of our Board of Directors, a position he has held since the completion of our 2006 private offering in July 2006. Mr. Murphy is a Managing Director of Crestview, a position he has held since 2004. Mr. Murphy retired from Goldman, Sachs & Co., an investment bank, in 2003 where he was the Co-Founder and Head of the Financial Sponsors Group. Prior to retiring, Mr. Murphy was also a Partner and Managing Director of Goldman, Sachs & Co. Mr. Murphy sits on the Board of Directors of Key Safety Systems, Inc. and Symbion, Inc. Mr. Murphy also serves on the Boards of The Greenwich Country Day School, The Inner-City Scholarship Fund, The Madison Square Boys and Girls Club and NYU Langone Medical Center.

Based on Mr. Murphy’s experience in the investment banking and financial services industries, and his previous leadership position as a Partner and Managing Director at Goldman, Sachs & Co. and his current leadership position as a Managing Director at Crestview, the Board has determined that Mr. Murphy is qualified to serve as a director.

ARTHUR J. REIMERS, age 56, is a member of our Board of Directors, a position he has held since January 2007. Since July 2008, Mr. Reimers has been the Board’s Lead Director. From 2001 to present, Mr. Reimers has acted as an independent investor and business consultant. Mr. Reimers joined Goldman, Sachs & Co. as an investment banker in 1981 and in 1990 became a partner of the firm. Upon Goldman, Sachs & Co.’s initial public offering in 1998, he became a Managing Director and served in that capacity until his retirement in 2001. From 1996 through 1999, Mr. Reimers served as a co-head of Goldman, Sachs & Co.’s Healthcare Group, Investment Banking Division. Mr. Reimers serves as Chairman of the Board of Directors of Rotech Healthcare, Inc., a publicly-traded healthcare company, a position he has held since March 2002. Mr. Reimers also serves on the Board of Directors of The International Justice Mission, a human rights organization, and The Connecticut Coalition for Achievement Now, an education reform advocacy organization. Mr. Reimers also currently serves as a member of the Management Advisory Board of New Mountain Capital, L.L.C., a private equity firm, and as a senior advisor to the New Mountain Vantage Fund, a public equity investment fund. Mr. Reimers is currently an assistant adjunct professor at Miami University and sits on the investment committee of the Miami University Foundation. Mr. Reimers has a Bachelor of Science from Miami University and a Master of Business Administration from the Harvard Business School.

Based on Mr. Reimers experience in the financial services industry and his leadership position as Chairman of the Board of Directors of Rotech Healthcare, Inc., and as a Partner and Managing Director of Goldman Sachs, the Board has determined that Mr. Reimers is qualified to serve as a director. In addition, the Board has determined that Mr. Reimers’ experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

Vote Required

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes withheld and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 1:

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NOMINEE FOR ELECTION

TO OUR BOARD OF DIRECTORS.

PROPOSAL 2 —

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FBR CAPITAL MARKETS CORPORATION TO CHANGE THE COMPANY’S NAME TO FBR & CO.

Description of the Proposal

Description of the Amendment

On April 26, 2011, the Board adopted a resolution approving an amendment to Article I of the company’s Amended and Restated Articles of Incorporation to effect a name change and recommending that the amendment to the company’s Amended and Restated Articles of Incorporation to effect such name change be submitted to shareholders for approval. The Board believes that it is in the best interest of the company to change its name from “FBR Capital Markets Corporation” to “FBR & Co.,” and recommends the approval of the amendment to the company’s Amended and Restated Articles of Incorporation to effect the name change.

Reasons for the name change

In addition to our equity, equity-linked and fixed income securities capital markets businesses, we also operate asset management, principal investing, and bank loan origination and trading businesses. What is traditionally thought of as “capital markets” activities may make the company seem more narrowly focused than it really is. Removing the words “Capital Markets” from the company’s name will help distinguish between the company and its broker-dealer subsidiary, FBR Capital Markets & Co. The company’s principal operating subsidiaries will retain their current names.

Effects of the name change

If this proposal is approved by the shareholders, the name change will become effective when the amendment to the Amended and Restated Articles of Incorporation is filed with the Secretary of State of the Commonwealth of Virginia. If this proposal is approved, the company’s common stock will continue to trade on the Nasdaq Global Select Market under the stock symbol “FBCM”.

If this proposal is approved by the shareholders, Article I of the company’s Amended and Restated Articles of Incorporation will be amended to read in its entirety as follows:

ARTICLE I

Name

The name of the Corporation is FBR & Co.

If the name change becomes effective, the rights of the shareholders holding certificated shares and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Uncertificated shares currently held in direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name “FBR & Co.”

If this proposal is not approved by the shareholders, the proposed amendment to the company’s Amended and Restated Articles of Incorporation will not be made and the company’s name will remain unchanged.

Vote Required

If a quorum is present at the annual meeting, the amendment to the company’s Amended and Restated Articles of Incorporation to change the name of the company to “FBR & Co.” will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 2:

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FBR CAPITAL MARKETS CORPORATION TO CHANGE THE COMPANY’S NAME TO FBR & CO.

PROPOSAL 3 —

APPROVAL OF AMENDMENT TO THE FBR CAPITAL MARKETS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

Description of the Proposal

Description of the Amendment

The company’s 2007 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors and shareholders in 2007. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Purchase Plan is intended to provide a convenient and practical means by which employees may participate in stock ownership of the company. The total number of shares of common stock of the company reserved for issuance under the Purchase Plan is 1,000,000 shares plus up to 1,400,000 shares reallocated to the Purchase Plan from the shares authorized for issuance under the company’s 2006 Long-Term Incentive Plan (“2006 LTIP”). As of April 20, 2011, no shares of the company’s common stock reserved for issuance under the Purchase Plan remained available for purchase under the Purchase Plan, and up to 1,380,287 of the shares that may be reallocated to the Purchase Plan from the shares authorized for issuance under the company’s 2006 LTIP remained available for purchase under the Purchase Plan.

The Board of Directors believes that the Purchase Plan promotes the interests of the company and its shareholders by encouraging employees of the company and designated affiliates to become shareholders of the company, and therefore promotes the company’s growth and success. The Board also believes that the opportunity to acquire a proprietary interest in the success of the company through the acquisition of shares of the company’s common stock pursuant to the Purchase Plan is an important aspect of the company’s ability to attract and retain highly qualified and motivated employees. The Board believes that it is desirable and in the best interests of the company and its shareholders to continue to provide employees with benefits under the Purchase Plan and that additional shares must be reserved for purchase under the Purchase Plan. Accordingly, on April 26, 2011, the Board approved, subject to shareholder approval, an amendment to the Purchase Plan to reserve an additional 1,000,000 shares of the company’s common stock for issuance under the Purchase Plan.

Description of the Purchase Plan

The following description is a summary of certain provisions of the Purchase Plan, the full text of which, as proposed to be amended by this proposal, is attached as Appendix A. This summary is qualified in its entirety by reference to Appendix A.

Administration.    The Purchase Plan is administered by a committee appointed by the Board of Directors, which must have at least two members. The committee members are not required to be members of the Board of Directors and may be eligible to participate in the Purchase Plan. The committee is responsible for interpreting the Purchase Plan and adopting rules and regulations that are necessary or appropriate for the administration of the Purchase Plan.

Eligibility and Enrollment.    All employees of the company and its designated affiliates are generally eligible to participate in the Purchase Plan. However, certain employees are not eligible to participate in the Purchase Plan. The ineligible employees include those who are customarily employed for less than 20 hours per week or five months in a calendar year, employees whose terms of employment are governed by a collective bargaining agreement, employees who own (or are deemed to own under certain attribution rules) 5% or more of the total voting power or value of the company’s stock and employees who are citizens of a foreign country which prohibits foreign corporations from granting stock options to any of its citizens. As of the date of this proxy statement, Messrs. Hendrix and Lloyd are currently enrolled in the Purchase Plan, and Messrs. Neuhauser, Fishman, Ginivan and Wright are not currently enrolled in the Purchase Plan. Subject to the terms of the Purchase Plan and applicable rules and regulations adopted by the committee responsible for administering such plan, the company’s named executive officers may enroll in the Purchase Plan in the future.

An eligible employee may enroll in the Purchase Plan by authorizing payroll deductions that are used to purchase shares of the company’s common stock. The payroll deduction must be at least 1% of the individual’s monthly compensation but no more than 15% of the individual’s monthly compensation. However, the total payroll deductions cannot exceed $21,250 in any calendar year.

Participants may change their payroll deductions at any time. However, no more than two increases and two decreases in payroll deductions may be made during any offering period (described below). A participant may withdraw from the Purchase Plan, and receive a refund of his or her unused contributions (without interest), at any time.

Share Authorization.    The Purchase Plan, as proposed to be amended, would provide that up to an additional 1,000,000 shares of the company’s common stock may be issued and sold pursuant to the Purchase Plan. In addition, the Purchase Plan provides that up to 1,400,000 shares may be reallocated to the Purchase Plan from the shares authorized for issuance under the 2006 LTIP, and to date, 19,713 of such shares have been so reallocated. As of the date of this proxy statement, employees have purchased a total of 1,019,713 shares of the company’s common stock under the Purchase Plan.

The number of shares authorized for issuance under the Purchase Plan and participants’ rights under the Purchase Plan will be adjusted as the committee determines is equitably required in the event of a stock split, stock dividend, merger, spinoff or other similar changes in the company’s capitalization.

Offering Periods and Purchases.    Payroll deductions for each participant are accumulated during the Purchase Plan’s “offering period.” Unless the committee or the Board of Directors determines otherwise, each offering period lasts six months and offering periods begin on January 1 and July 1 of each calendar year. The first day of the offering period is referred to as the “offer date” and the last day of each offering period is referred to as the “purchase date.”

Shares of the company’s common stock are purchased on each purchase date. The number of shares of the company’s common stock purchased for each participant is determined by dividing the participant’s accumulated contributions by the purchase price for that offering period. The purchase price per share for an offering period is the lesser of 85% of the fair market value of a share of the company’s common stock on the offer date or 85% of the fair market value of a share of the company’s common stock on the purchase date. “Fair market value” of a share of the company’s common stock on a particular date is deemed to be the closing price of a share of the company’s common stock as reported on the principal stock exchange on which the shares are listed for trading for the immediately preceding date or, if no closing price was recorded on such day, then on the next preceding day on which such a closing price was recorded. If the company’s common stock is not listed on an exchange, the fair market value will be determined by the committee using any reasonable method and in good faith. Prior to the start of an offering period, the committee may advise participants that the purchase price will be determined under a different formula; provided that the purchase price cannot be less than the price that would be determined under the preceding sentences.

Shares of the company’s common stock that are purchased for each participant will be held in a stock account with the company’s transfer agent or in a brokerage account established for each participant. The participant’s interest in the shares is vested and the participant may withdraw the shares from the account or, subject to U.S. securities laws, transfer the shares at any time.

Amendment and Termination.    The Board of Directors may amend the Purchase Plan at any time. Shareholder approval will be required for any amendment that will increase the total number of shares of the company’s common stock that may be issued or purchased under the Purchase Plan or if shareholder approval is required under Section 423 of the Code.

The Board of Directors may terminate the Purchase Plan at any time. Unless sooner terminated by the Board of Directors, the Purchase Plan shall terminate on, and no offering periods can begin after, December 14, 2016.

Purchase Plan Benefits

Because the number of shares acquired under the Purchase Plan depend on the elections made by participants, the company is not able to estimate the number of shares that may be acquired under the Purchase Plan by the company’s named executive officers, all current executive officers, all current directors who are not executive officers as a group and all employees (including all current officers who are not executive officers as a group). The following table shows the fair market value of compensation expenses recognized by the company and the corresponding number of shares that were acquired by the foregoing persons under the Purchase Plan for the fiscal year ended December 31, 2010.

Name and Position	Compensation Expense Dollar Value(1)	Number of Shares
Richard J. Hendrix	$3,887	4,045
William J. Ginivan	$6,708	7,506
Michael A. Lloyd	$3,887	4,045
Jonathan L. Billings	$3,887	4,045
Non-Executive Director Group	$—	—
Non-Executive Officer Employee Group	$360,089	382,125

(1)	Consists of the grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

Vote Required

If a quorum is present at the annual meeting, the amendment to the Purchase Plan to increase the maximum number of shares of common stock authorized for issuance under the Purchase Plan by 1,000,000 shares will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 3:

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE AMENDMENT TO THE PURCHASE PLAN TO INCREASE BY 1,000,000 SHARES

THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK

AUTHORIZED FOR ISSUANCE THEREUNDER.

PROPOSAL 4 —

NON-BINDING AND ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), provides our shareholders with the opportunity to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our named executive officers as disclosed in this proxy statement includes the disclosures under “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosures in this proxy statement, as required by SEC rules.

As described in “Compensation Discussion and Analysis — Principles and Objectives of Our Compensation Program,” our executive compensation policies, plans and programs are based on the philosophy that executive and shareholder financial interests should be closely aligned. Accordingly, our executive compensation program is designed to assist us in attracting and retaining key executive officers and to further motivate these officers to promote our growth and continue both our short-term and long-term profitability. Please refer to the disclosures under “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosures in this proxy statement for a more detailed description of our executive compensation philosophy and objectives.

In accordance with recently adopted Rule 14a-21(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to approve the following advisory resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other narrative compensation disclosure in this proxy statement, is hereby APPROVED.

Rationale for the Resolution

The Board of Directors believes that the policies and practices described in the Compensation Discussion and Analysis beginning on page 42 of this proxy statement are effective in achieving the company’s goal of linking compensation decisions to both corporate and individual performance, with a focus on rewarding financial results, as well as rewarding the individual performance and accomplishments of our executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our company. The company is committed to responsible compensation practices and seeks to balance the need to compensate its executives fairly and competitively based on their performance while assuring that their compensation reflects principles of risk management and performance metrics that reward long-term contributions to sustained profitability. We believe that the performance factors described in Compensation Discussion and Analysis have resulted in compensation for our named executive officers that reflects our compensation philosophy and framework. We have designed our compensation programs to foster an entrepreneurial results-focused culture that we believe is critical to the success of our company and to the long-term growth of shareholder value.

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Supplemental 2010 Compensation Table, the Summary Compensation Table and related compensation tables and narrative, appearing on pages 42 through 63 of this proxy statement, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executive officers.

Vote Required

This advisory vote, which is non-binding on our Board of Directors and the Compensation Committee, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Although non-binding, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the voting results, along with other relevant factors, when evaluating our executive compensation program and when making future decisions regarding compensation of our named executive officers, as appropriate.

Recommendation Regarding the Approval of the Resolution Set Forth in this Proposal 4:

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5 —

NON-BINDING AND ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act provides our shareholders with the opportunity to vote, on an advisory and non-binding basis, on the frequency of the future non-binding advisory votes on the compensation of our named executive officers. In accordance with recently adopted Rule 14a-21(b) of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. Shareholders will have the ability to specify one of four choices for this proposal on the proxy card: “one year,” “two years,” “three years” or “abstain.”

There are different views as to what is an appropriate frequency for advisory votes on executive compensation. After careful consideration of the frequency of alternatives, the Board of Directors believes that conducting an advisory vote on an annual basis is appropriate for us and our shareholders at this time.

Vote Required

This advisory vote is non-binding on our Board of Directors and the Compensation Committee. Although this vote is advisory and non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the voting results, along with other relevant factors, when making decisions regarding the frequency of future advisory votes on executive compensation, as appropriate.

Recommendation Regarding Proposal 5:

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” CONDUCTING FUTURE ADVISORY VOTES ON

EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL 6 —

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our company’s and our subsidiaries’ financial statements for the fiscal year ending December 31, 2011. A resolution will be presented at the annual meeting to ratify the appointment of PwC by the Audit Committee. If shareholders do not ratify the appointment of PwC at the annual meeting, the Audit Committee will consider that fact in its review and future selection of our independent registered public accounting firm.

Representatives of PwC will be present at the annual meeting and will have the opportunity to make statements if they desire to do so. Representatives of PwC are expected to be available to respond to appropriate questions.

Vote Required

If a quorum is present at the annual meeting, the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2011 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstention and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 6:

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Audit and Other Fees Paid to PwC in 2010 and 2009

Aggregate fees for professional services rendered to us and our subsidiaries by PwC for the years ended December 31, 2010 and 2009, were as follows (dollars in thousands):

	Year Ended December 31,
Fee Type	2010	2009
Audit Fees	$854	$1,085
Audit-Related Fees	55	—
Tax Fees	—	—
All Other Fees	3	3

Total	$912	$1,088

Audit Fees

Audit Fees represent the aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC for the audit of our consolidated financial statements, the audit of the financial statements of our subsidiaries, the audit of the effectiveness of our internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and other services that are provided by PwC in connection with the statutory and regulatory filings that we and our subsidiaries are required to make, issuances of comfort letters and consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees represent the aggregate fees billed for professional services rendered by PwC for the audit of our employee benefit plan.

All Other Fees

All Other Fees represent the aggregate fees billed in each of the last two fiscal years for products and services provided by PwC, other than the services reported in “Audit Fees,” “Audit-Related Fees” and “Tax Fees” in the table above. In 2010 and in 2009, the amount relates to fees paid to PwC in connection with advisory services and a license for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

It is the Audit Committee’s policy to review and, if appropriate, pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee pre-approved all of the services provided by PwC to our company and its subsidiaries during the fiscal year ended December 31, 2010.

OUR BOARD OF DIRECTORS, ITS COMMITTEES AND CORPORATE GOVERNANCE

Voting Agreement

We entered into a voting agreement with Arlington Asset, FBR TRS Holdings Inc. and certain affiliates of Crestview in connection with our 2006 private offering (the “Voting Agreement”). The Voting Agreement was amended and restated effective May 20, 2009 (the “Amended and Restated Voting Agreement”). As of October 28, 2009, Arlington Asset sold all of the shares of our common stock beneficially owned by Arlington Asset. As a result, the terms of the Amended and Restated Voting Agreement with regard to Arlington Asset were terminated and are no longer in effect. The material terms of the Amended and Restated Voting Agreement as they relate to Crestview are summarized as follows:

•

Board Composition.    Crestview has agreed to vote, or cause its affiliates to vote, any shares of our common stock held by it or them so that our Board of Directors would include two directors designated by Crestview and four independent directors designated by the Board who shall be reasonably acceptable to Crestview. Crestview’s right to designate one director terminates if it sells or otherwise transfers one-third or more of the shares it purchased in our 2006 private offering, and terminates with respect to both directors if Crestview sells or otherwise transfers two-thirds or more of the shares it purchased in our 2006 private offering. If Crestview ceases to own at least 66 2/3% of the shares it purchased in our 2006 private offering, Crestview will have no further rights with respect to approving our independent directors.

•

Removal and Replacement of Directors.    Crestview has the right to designate any of its designees for removal from our Board of Directors and designate his or her replacement. Each Crestview director is removable from our Board of Directors only for cause (as defined in the Amended and Restated Voting Agreement), and, upon such removal, Crestview has the right to nominate his or her replacement. For so long as Crestview has the right to designate one of our directors, if a vacancy is created on our Board of Directors as a result of an independent director’s departure for any reason, any replacement selected by the Board must be reasonably acceptable to Crestview. If the Board and Crestview cannot reach agreement as to the acceptability of the permanent replacement director within 45 days of the former director’s departure, the remaining independent directors have the right to select the replacement director and to fill the vacancy after consulting with the remaining members of the Board and Crestview.

•

Continuing Committee Representation.    For so long as Crestview has the right to designate one of our directors, each committee of our Board of Directors will have as a member at least one Crestview director. To the extent that applicable law or the NASDAQ Marketplace Rules prevent such director from serving as a member of a committee of our Board of Directors, the Crestview director will have certain observation rights.

•

Composition of Subsidiary Boards.    For so long as Crestview has the right to designate one of our directors, Crestview also has the right to designate a representative for election or appointment, as the case may be, to the board of directors of each of our subsidiaries, other than our direct and indirect subsidiaries that are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

Independence of our Board of Directors

Our Corporate Governance Guidelines specify that an “independent” director is a director who meets the independence requirements of the NASDAQ listing standards, as then in effect, and of such additional guidelines as our Board may have adopted or adopt. These standards provide a baseline for determining the independence of members of the Board. The independence standards used by our Board are detailed in our Corporate Governance Guidelines, which are available on our website at www.fbr.com under “Corporate Governance.”

In making affirmative independence determinations, the Board broadly considers all relevant facts and circumstances, including, among other factors, the extent to which we make charitable contributions to tax exempt organizations with which the director, or director’s immediate family member, is affiliated. Using these criteria, the Board has affirmatively determined that the following directors have, or in the case of Richard M. DeMartini, who served as a member of our Board and Chairman of the Compensation Committee until February 9, 2010, had, no material relationship with our company and are, or in the case of Mr. DeMartini was, independent under the listing standards of the NASDAQ and our Corporate Governance Guidelines: Reena Aggarwal, Richard M. DeMartini, Thomas J. Hynes, Jr., Adam J. Klein, Richard A. Kraemer, Ralph S. Michael, III., Thomas S. Murphy, Jr., and Arthur J. Reimers.

In making director independence determinations, the Board of Directors considered the fact that Messrs. DeMartini, Klein and Murphy also are affiliated with Crestview. The Board noted that various agreements and other arrangements existed between us and Crestview which could give rise to conflicts of interest for Messrs. DeMartini, Klein and Murphy. Notwithstanding the existence of these agreements and arrangements and the potential for conflicts of interest, the Board concluded that Messrs. DeMartini, Klein and Murphy satisfied the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board noted that, under our policy and practice, a majority of disinterested directors must approve transactions between us and Crestview in which a conflict of interest may arise. Messrs. DeMartini, Klein and Murphy would not be considered to be disinterested with respect to actions taken by the Board relating to agreements and transactions between us and Crestview. As of February 9, 2010, Mr. DeMartini no longer serves as a member of our Board or as the Chairman of the Compensation Committee.

There were no other transactions, relationships or arrangements not otherwise disclosed herein that were considered by the Board when determining whether each director and nominee for director is independent.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure.    Under our current board leadership structure, the role of Chairman of the Board is separate from the role of Chief Executive Officer. The Board does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and the Board believes that flexibility on this point best serves our company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time. Currently, Eric Billings serves as our Chairman of the Board and Richard Hendrix serves as our Chief Executive Officer. The Board of Directors believes this structure is most appropriate for our company at this time because it allows us to continue to draw on Mr. Billings experience as a founder of our company and as our former Chief Executive Officer.

Separately, our Corporate Governance Guidelines provide that the Board shall have an independent director to serve as lead director. The Board of Directors has appointed Arthur J. Reimers as our Lead Director. Our Lead Director is responsible for presiding over non-committee meetings of the non-management directors and executive sessions of the independent directors. Our Lead Director also may facilitate communication by the non-management directors with the Chairman of the Board and management, although all directors have access to management and employees of our company.

Board Role in Risk Oversight.    The Audit Committee, which assists the Board in fulfilling its financial oversight responsibilities, has oversight of our company’s risk management framework. The Audit Committee regularly meets with the Director of Risk Management to review our company’s risk profile, its policies regarding market and credit risk limits and operations, and its risk tolerance levels and capital targets and limits, and regularly meets with the General Counsel to discuss legal and regulatory risk issues. The Chairman of the Audit Committee reports to the Board on a quarterly basis regarding the company’s risk management profile.

Furthermore, the other committees of the Board are responsible for oversight of the risks within their areas of responsibility, and regularly report to the full Board. The Compensation Committee considers the risks associated with overall compensation and how effective our compensation policies are in linking pay to performance and aligning the interests of our executives and shareholders, and the Nominating and Corporate Governance Committee reviews the conflict of interest policies as set forth in our Statement of Business Principles as they concern directors and reviews with management procedures for implementing and monitoring compliance with the conflict of interest policies. Our Board of Directors believes that its majority independent composition and the role that our independent directors perform provide effective corporate governance at the board of directors level. The current leadership model, when combined with the oversight responsibilities of our independent directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Board Meetings and Executive Sessions of Our Independent Directors

The Board of Directors held a total of nine meetings during 2010. Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board held during such period in which he was a director and of the committees on which he served during such period.

In accordance with our Corporate Governance Guidelines and the NASDAQ Marketplace Rules, our independent directors (excluding any non-management director who does not qualify as an independent director under our Corporate Governance Guidelines and the NASDAQ Marketplace Rules as then in effect) are required to meet at least annually in executive session, meetings which are attended only by the independent directors. The independent directors led by Mr. Reimers, our Lead Independent Director, met in executive session five times in 2010.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time the Board of Directors may, as permitted by our company’s Bylaws, establish other standing or special committees to discharge specific duties delegated to such committees by the Board.

On March 10, 2010, the Board added Mr. Michael to the Compensation Committee and Messrs. Kraemer and Hynes to the Nominating and Corporate Governance Committee. Standing committee membership and the number of meetings of each committee during 2010 are described below. Mr. DeMartini, a former member of the Board, chaired the Compensation Committee until February 9, 2010.

2010 Board Committee Assignments

Name	Audit	Compensation		Nominating and Corporate Governance
Eric F. Billings				X	(4)
Richard M. DeMartini		Chair	(1)
Richard J. Hendrix
Thomas J. Hynes, Jr.		X		X	(5)
Adam J. Klein
Richard A. Kraemer	Chair			X	(6)
Ralph S. Michael, III	X	X	(2)
Thomas S. Murphy, Jr.				Chair
Arthur J. Reimers (Lead Director)	X	Chair	(3)	X
Number of Meetings in 2010	9	7		2

(1)	Mr. DeMartini served as Chairman of the Compensation Committee until February 9, 2010.
(2)	Mr. Michael served as a member of the Compensation Committee effective as of March 10, 2010.
(3)	Mr. Reimers served as Chairman of the Compensation Committee effective as of March 10, 2010.
(4)	Mr. Billings served as a member of the Nominating and Corporate Governance Committee until March 10, 2010.
(5)	Mr. Hynes served as a member of the Nominating and Corporate Governance Committee effective as of March 10, 2010.
(6)	Mr. Kraemer served as a member of the Nominating and Corporate Governance Committee effective as of March 10, 2010.

Audit Committee

The members of the Audit Committee are Mr. Kraemer, serving as Chairman of the committee, Mr. Michael, Mr. Reimers and effective as of April 26, 2011, Dr. Reena Aggarwal. The Audit Committee assists and represents the Board of Directors in discharging the Board’s oversight responsibilities relating to: (1) accounting and financial reporting practices, and internal control systems, of our company and its subsidiaries; (2) the reliability and integrity of our company’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) our company’s compliance with legal and regulatory requirements, including our company’s policies and procedures regarding such requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of our company’s internal audit function. The Board has determined that each member of the Audit Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board has determined that Messrs. Kraemer, Michael and Reimers, and Dr. Aggarwal are qualified as “audit committee financial experts,” within the meaning of SEC regulations, and possess related financial management expertise, within the meaning of the listing standards of the NASDAQ. The Audit Committee met nine times in 2010. The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on our website at www.fbr.com under “Corporate Governance.”

For additional information on our Audit Committee, please refer to the “Audit Committee Report” beginning on page 65 of this proxy statement.

Compensation Committee

The members of the Compensation Committee are Mr. Reimers, serving as Chairman of the committee, Mr. Hynes and Mr. Michael. In 2010, the members of the Compensation Committee were Mr. DeMartini, who served as Chairman of the committee (until February 9, 2010), Mr. Hynes, Mr. Michael (effective March 10, 2010) and Mr. Reimers. The Board has determined that each member of the Compensation Committee is and was independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Compensation Committee reviews and approves our compensation plans, policies and programs and makes recommendations concerning those plans, policies and programs and concerning executive officer compensation. The Compensation Committee met seven times in 2010. The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available to shareholders on our website at www.fbr.com under “Corporate Governance.”

For additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation, please refer to “Compensation Discussion and Analysis” and “Compensation Committee Report” beginning on page 42 and page 64, respectively, of this proxy statement.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Murphy, serving as Chairman of the committee, Mr. Reimers, Mr. Kraemer and Mr. Hynes. In 2010, the members of the Nominating and Corporate Governance Committee were Mr. Murphy, who served as Chairman of the committee, Mr. Billings (until March 10, 2010), Mr. Hynes (effective March 10, 2010), Mr. Kraemer (effective March 10, 2010) and Mr. Reimers. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. Subject to the Amended and Restated Voting Agreement, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the annual meeting of shareholders, plays a leadership role in shaping the governance of our company and recommends to the Board corporate governance guidelines for our company, and oversees the evaluation of the Board. The Nominating and Corporate Governance Committee met twice in 2010. Of the nine nominees for election to our Board of Directors, Crestview nominated two — Messrs. Klein and Murphy. Mr. Billings was nominated pursuant to his director service agreement with us. See “Certain Relationships and Transactions with

Related Persons — Retirement and Director Service Agreements with our Chairman and Then-Chief Executive Officer.” The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available to shareholders on our website at www.fbr.com under “Corporate Governance.”

Risk Management

In 2009, we undertook a risk review of our compensation practices to determine whether the risks arising from our compensation policies and practices would be reasonably likely to have a material adverse effect on our company. As part of this process, our management risk committee looked at how we allocate capital to each business unit and the internal monitoring and control systems in place for each business unit, and whether, in light of the foregoing, our incentive compensation arrangements with regard to each business unit had any features that might encourage inappropriate or excessive risk-taking that could threaten the value of our company. Our management risk committee reviewed plan documentation, eligibility criteria, payout formulas and payment history, and how evaluation of business risk affects incentive plan performance measures and compensation decisions. Our management risk committee then discussed the results of this analysis with our Human Resources Group and our Executive Committee, and summarized the results for our Board of Directors.

Based upon this review, we did not identify any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on our company.

We are a financial institution that engages in significant trading and capital market activities that are subject to market and other risks. The company employs risk management practices, including trading limits, marking-to-market positions, stress testing and employment of models. The Compensation Committee understands and appreciates that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our company over the long-term. The Compensation Committee believes that the structure of our company’s long-term equity incentive compensation appropriately mitigates the risk by directly aligning the recipients’ interests with those of our company. We use judgment and discretion rather than rely solely on formulaic results and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentive compensation rewards long-term stock performance.

It is the intention that, going forward, the Compensation Committee will continue to evaluate any new incentive arrangements for our named executive officers and will be involved in the design and assessment of our incentive arrangements to the extent appropriate or required under applicable law.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including our Amended and Restated Articles of Incorporation, Bylaws, Corporate Governance Guidelines, Statement of Business Principles and the charters of each of the committees of our Board of Directors, on our website at www.fbr.com under “Corporate Governance.”

Our corporate governance materials may be obtained free of charge by submitting a written request to the Corporate Secretary, c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209.

Code of Ethics

We have not adopted a code of ethics that applies only to our principal executive officer, principal financial officer and principal accounting officer, because our Board of Directors has adopted a Statement of Business Principles that is broadly written and covers these officers and their activities. Our Statement of Business Principles is available on our website at www.fbr.com under “Corporate Governance.”

Director Nominations

As noted above and as described in its charter, our Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending director candidates for nomination to serve on our Board of Directors. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Corporate Governance Committee with respect to identifying and evaluating director candidates.

Director Candidate Recommendations and Nominations by Shareholders

A shareholder may nominate a person for election to the Board of Directors in compliance with applicable Virginia law and our Bylaws. No persons were nominated by shareholders for election to the Board of Directors at the upcoming annual meeting in accordance with this policy. Our Bylaws require that any such nominations for our 2012 annual meeting of shareholders must be received by us no earlier than February 2, 2012 and no later than March 4, 2012. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in our Bylaws. If a shareholder fails to meet the requirements or deadlines described in our policy, such nominations will be considered out of order and will not be acted upon at our 2012 annual meeting of shareholders. We may exercise discretionary voting authority under proxies we solicit to vote against any such proposal.

Process for Identifying and Evaluating Director Candidates

The Nominating and Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines, a copy of which is available on our website at www.fbr.com under “Corporate Governance.” The committee may identify potential directors in a number of ways. It may consider recommendations made by current or former directors or members of executive management. Although it has not done so, when appropriate, the Nominating and Corporate Governance Committee may retain search firms to identify candidates. It may also identify potential directors through contacts in the business, civic, academic, legal and non-profit communities. If a shareholder recommends a candidate for director in good faith, our Nominating and Corporate Governance Committee will consider it. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members, as well as the composition of the Board as a whole. The committee, in consultation with the Chief Executive Officer, periodically reviews the criteria for composition of the Board and evaluates potential new candidates for Board membership. The Nominating and Corporate Governance Committee then makes recommendations to the Board. The committee also takes into account criteria applicable to Board committees.

The Nominating and Corporate Governance Committee reviews annually the composition of the Board as a whole and reviews available information about the characteristics of Board members, including their independence, professional experience, education, judgment, integrity, skill, differences of viewpoint and other qualities or attributes that contribute to board heterogeneity, as well as their gender, race and ethnicity and ability to commit sufficient time and attention to the activities of the Board, in the context of the Board’s needs. While we do not have a policy regarding diversity, the Nominating and Corporate Governance Committee does consider diversity when evaluating a candidate’s qualifications for the Board. The committee evaluates any properly submitted shareholder nominations no differently than other nominations.

Communications with the Board of Directors

Shareholders wishing to communicate with the Board of Directors should send any communication in writing to the Corporate Secretary, c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209. Any such communication must state the number of shares of our company’s common stock beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors, a committee of the Board of Directors, the lead director or to any other individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at the Annual Meeting

The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings but encourages director attendance at annual meetings. Seven directors attended the 2010 annual meeting of shareholders.

Contributions to Charitable Entities

In 2010, we did not make charitable contributions to any charitable organization in which any of our directors served as an executive officer.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Messrs. DeMartini (Chairman of the Compensation Committee until February 9, 2010), Hynes, Michael (effective March 10, 2010) and Reimers served on the Compensation Committee. None of these directors served, during the last fiscal year or in any prior year, as one of our officers or employees. None of our executive officers served on the compensation committee or board of directors of any company that employed any member of the Board of Directors (including the Compensation Committee).

Compensation of Non-Employee Directors

As compensation for serving on our Board of Directors, each director who is not an employee of our company or an employee of our affiliates receives a retainer of $100,000 per year, provided that (i) effective January 1, 2009, Eric F. Billings, our Chairman, receives a retainer of $400,000 per year pursuant to the Director Agreement (defined below), which is described in detail below under the heading “— Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer,” (ii) effective June 4, 2009, the Lead Director receives a retainer of $150,000 per year and (iii) the Chairman of the Audit Committee receives a retainer of $125,000 per year. In each case, the retainer is paid, at the director’s election, in cash and/or equity based compensation granted under our 2006 LTIP. Effective June 3, 2010, the Board of Directors approved that the non-employee directors may, at their choice, receive options and/or restricted stock units (“RSUs”) as their equity based compensation. Each RSU generally represents the right to receive the economic equivalent of one share of our common stock. We do not pay our non-employee directors meeting-attendance fees.

Executive officers that served as members of our Board of Directors at any time during 2010 (Mr. Hendrix) and affiliates of Crestview designated to serve on our Board of Directors pursuant to the terms of the Amended and Restated Voting Agreement (Messrs. DeMartini, Klein and Murphy) did not receive any compensation in 2010 for their services as members of our Board of Directors. These directors are eligible to participate in our 2006 LTIP. Messrs. DeMartini, Klein and Murphy were not granted any equity-based compensation under our 2006 LTIP in 2010.

The annual compensation period, which prior to June 2009 was the calendar year, is the year between annual meetings of our shareholders. Options or Restricted Stock Units are granted annually at the time of the annual meeting. We pay the cash portion of the annual retainer in equal quarterly payments in arrears instead of in a single annual amount in advance.

In 2010, each non-employee director (other than Messrs. DeMartini, Klein, Murphy and Billings) earned (i) the cash portion of their 2009-2010 annual retainer, if any, for the time between January 1, 2010 and the date of our 2010 annual meeting of our shareholders and (ii) the cash portion of their 2010-2011 annual retainer, if any, for the time between the date of our 2010 annual meeting of our shareholders and December 31, 2010. On June 3, 2010, each then non-employee director (other than Messrs. Klein and Murphy) was granted equity based compensation with respect to their 2010-2011 annual retainer, as follows: Mr. Reimers received the entirety of his 2010-2011 annual retainer in options, Mr. Kraemer received one-half of his annual retainer in options and one-half of his annual retainer in RSUs and Messrs. Billings, Hynes and Michael received one-half of their 2010-2011 annual retainer in cash and the other half in RSUs. Accordingly, Mr. Reimers was granted 115,384 options. Mr. Kraemer was granted 48,076 options and 15,243 RSUs. Messrs. Hynes and Michael were each granted 12,195 RSUs and scheduled to be paid $50,000 in cash. Mr. Billings was granted 48,780 RSUs and scheduled to be paid $200,000 in cash. The options granted to Messrs. Kraemer and Reimers each represent the right to purchase one share of our common stock, have an exercise price of $4.10 per share, vest in full on June 3, 2011, and have a three-year exercise period. The number of shares subject to the options granted to Messrs. Kraemer and Reimers was determined using the Black-Scholes option pricing model. The RSUs granted to Messrs. Billings, Hynes, Kraemer and Michael each represent one share of common stock that will vest in full on June 3, 2011 (“vested RSUs”). Vested RSUs convert to shares of the company’s common stock one year from the date the director ceases to be a director. The number of shares subject to the RSUs granted to Messrs. Billings, Hynes, Kraemer and Michael was determined using the closing price of the company’s stock on the close of trading on June 2, 2010.

For information on the valuation of option awards and RSUs, please refer to Note 12 in the notes to our consolidated financial statements included in our 2010 Annual Report on Form 10-K.

In addition to the compensation paid to our non-employee directors discussed above, we also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors and its committees and corporate events that directors may be asked to attend.

Non-Employee Director Compensation Table for 2010

The following table contains compensation information for our non-employee directors for the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash($) (1)(2)(3)	Restricted Stock Unit Awards ($)(3)(4)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Eric F. Billings	400,000	305,557	—	—	705,557
Richard M. DeMartini (resigned February 9, 2010)(5)	—	—	—	—	—
Thomas J. Hynes, Jr.	100,000	—	—	—	100,000
Adam J. Klein (director as of February 9, 2010)(5)	—	—	—	—	—
Richard A. Kraemer	125,000	—	—	—	125,000
Ralph S. Michael, III	100,000	—	—	—	100,000
Thomas S. Murphy, Jr.(5)	—	—	—	—	—
Arthur J. Reimers	150,000	—	—	—	150,000

(1)	Includes the cash portion, if any, of each director’s (i) 2009 annual retainer for the time between January 1, 2010 and the 2010 annual meeting of our shareholders and (ii) 2010 annual retainer for the time between the 2010 annual meeting of our shareholders and December 31, 2010.
(2)	Includes the aggregate grant date fair value of the portion of the 2010 annual retainer that each non-employee director elected to receive in RSUs and/or stock options.
(3)	Amounts relating to stock-based awards represent the aggregate grant date fair value of the stock-based award computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the stock options granted for fiscal year 2010 appears in Note 12 in the notes to our consolidated financial statements included in our 2010 Annual Report on Form 10-K.
(4)	Represents stock-based awards portion of the bonus that Mr. Billings received for 2009 under the Director Agreement.
(5)	As part of the terms of the Amended and Restated Voting Agreement with Crestview, Mr. DeMartini, Mr. Klein and Mr. Murphy did not receive any compensation in 2010 for their services as members of our Board of Directors.

As of December 31, 2010, our non-employee directors held RSU and option awards as set forth in the table below:

Name	Aggregate Number of Restricted Stock Units Outstanding at Fiscal Year End (#)	Aggregate Number of Options Outstanding at Fiscal Year End (#)	Aggregate Grant Date Fair Value of Restricted Stock Units Awards Outstanding at Fiscal Year End ($)(1)	Aggregate Grant Date Fair Value of Option Awards Outstanding at Fiscal Year End ($)(1)
Eric F. Billings(2)	48,780	153,126	199,998	283,333
Richard M. DeMartini (resigned February 9, 2010)	—	—	—	—
Thomas J. Hynes, Jr.	12,195	127,723	50,000	467,451
Adam J. Klein (director as of February 9, 2010)	—	—	—	—
Richard A. Kraemer	15,243	254,075	62,496	703,850
Ralph S. Michael, III	12,195	60,920	50,000	145,599
Thomas S. Murphy, Jr.	—	—	—	—
Arthur J. Reimers	—	357,414	—	905,959

(1)	Amounts relating to stock-based awards represent the aggregate grant date fair value of the stock-based award computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the stock options granted for fiscal year 2010 appears in Note 12 in the notes to our consolidated financial statements included in our 2010 Annual Report on Form 10-K.
(2)	Mr. Eric Billings served as our company’s Chief Executive Officer until January 1, 2009. Under our 2006 LTIP, the following stock options and RSUs were awarded based on his employee status and pursuant to his Director Agreement. On August 20, 2008, Mr. Billings was awarded 533,333 options to purchase shares of our common stock under the 2006 LTIP. These options become exercisable in three equal installments beginning on August 20, 2011 at an exercise price of $5.61 per share. For 2009, Mr. Billings received a bonus under the Director Agreement, consisting of an equity component equal to $305,557 payable in the form of 56,272 RSUs, each representing the right to receive one share of our common stock. 50,645 RSUs are scheduled to vest on a pro-rata basis on the first, second and third anniversaries of the date of grant, and 5,627 RSUs are scheduled to vest fully on the third anniversary of the date of grant. The RSUs were granted under our 2006 LTIP on February 9, 2010.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the name, age, present title, principal occupation and certain biographical information as of April 7, 2011 for our executive officers. All of our executive officers have been appointed by and serve at the pleasure of our Board of Directors.

RICHARD J. HENDRIX, age 45, is our President, a position he has held since our formation in June 2006, and Chief Executive Officer, a position he has held since January 1, 2009. He has served as a director of our company since June 2006. From February 2007 through February 2008, Mr. Hendrix served as a Member of the Office of the Chief Executive of Arlington Asset. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of Arlington Asset. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer of Arlington Asset. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR Capital Markets & Co. Prior to joining FBR Capital Markets & Co. in 1999, Mr. Hendrix was a Managing Director of PNC Capital Markets’ investment banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR Capital Markets & Co. in 1997 in connection with a strategic alliance between the two companies. Mr. Hendrix is a member of the Board of Trustees of Flint Hill School.

BRADLEY J. WRIGHT, age 51, is our Executive Vice President and Chief Financial Officer, a position he has held since March 2008, shortly after joining our company in February 2008, and Chief Administrative Officer, a position he has held since March 2009. Mr. Wright has more than 25 years of experience in financial services and joined our company from The Bear Stearns Companies, Inc. (“Bear Stearns”) where he served as Senior Managing Director and was in charge of finance for Private Client Services. Prior to joining Bear Stearns in 1996, he spent 14 years at PwC in its Capital Markets & Treasury division. Mr. Wright is a Certified Public Accountant and a CFA charter holder.

ADAM J. FISHMAN, age 31, has been Senior Managing Director and Head of Sales & Research of our company since October 2010. Beginning in May 2007, Mr. Fishman served as Senior Managing Director, Head of Institutional Sales of our company. Prior to that, he was a managing director and the leading producer for the FBR Capital Markets & Co.’s New York sales team. Mr. Fishman was an Associate Director in the New York office of CIBC World Markets from July 2001 to February 2004 prior to joining FBR Capital Markets & Co. in March 2004. Mr. Fishman graduated cum laude from Brandeis University with a Bachelor of Arts in Sociology.

WILLIAM J. GINIVAN, age 60, is our Executive Vice President and General Counsel, a position he has held since our formation in June 2006. Mr. Ginivan joined Arlington Asset in January 1998 as Deputy General Counsel and was Executive Vice President and Chief Legal Officer from January 2000 through September 2008. Prior to joining Arlington Asset, Mr. Ginivan was Associate General Counsel of the Student Loan Marketing Association (Sallie Mae), and Managing Director and General Counsel of Sallie Mae’s investment banking subsidiary, Education Securities, Inc., from 1994 to 1997. Prior to joining Sallie Mae, Mr. Ginivan was an attorney in the Enforcement Division of the SEC. Mr. Ginivan is a member of the American Bar Association, Business Law Section’s Committee on Corporate Governance and serves on the Corporate Advisory Board of So Others Might Eat.

ROBERT J. KIERNAN, age 45, is our Senior Vice President, Controller and Chief Accounting Officer, a position he has held since October 2007. Mr. Kiernan joined Arlington Asset in August 2002 as Controller and was its Senior Vice President, Controller and Chief Accounting Officer from April 2003 through September 2008. Prior to joining Arlington Asset, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young, focusing on clients in the financial services industry.

MICHAEL A. LLOYD, age 43, has been Senior Managing Director & Group Head of Credit, Convertibles, and Options of our company since May 2009. Prior to joining the company in June 2008 as Senior Managing Director, Head of Convertible Securities, Mr. Lloyd served as Senior Managing Director and Global Head of

Convertible Trading at Bear Stearns from 2001 to June 2008. Mr. Lloyd has over twenty years of experience in equity and convertibles trading, having held senior positions at Bear Stearns in New York and London, beginning in 1988, after starting his career at Morgan Grenfell in London in 1986.

JAMES C. NEUHAUSER, age 52, is our Executive Vice President and Head of Investment Banking, a position he has held since April 2008. Mr. Neuhauser has worked in our Investment Banking group since 2006, and became Executive Vice President and Co-Head of Investment Banking in February 2007. Mr. Neuhauser joined FBR Capital Markets & Co. in March 1993. Prior to joining FBR Capital Markets & Co., Mr. Neuhauser was a Senior Vice President of Trident Financial Corporation. Prior to joining Trident, Mr. Neuhauser worked in commercial banking with the Bank of New England. He is a CFA charter holder and a member of the Society of Financial Analysts. Mr. Neuhauser received a Bachelor of Arts from Brown University and an M.B.A. from the University of Michigan. Mr. Neuhauser is a member of the Board of Directors of the Ellington Fund at the Duke Ellington School of the Arts in Washington DC.

RETIRED EXECUTIVE OFFICER

JONATHAN L. BILLINGS, age 56, was our Executive Vice President and Head of Institutional Brokerage, a position he held since our formation in June 2006. Mr. Billings retired from the company on July 25, 2010. Mr. Billings had been with FBR Capital Markets & Co., a subsidiary of our company, since its inception in 1989. Mr. Billings is the brother of Eric F. Billings, our Chairman of the Board.

PRINCIPAL SHAREHOLDERS

Security Ownership of Management

The following table shows the number of shares of our common stock known by us to be beneficially owned at April 7, 2011, by each director, each nominee for director, each named executive officer and all directors and executive officers as a group.

For purposes of the table below, beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless indicated otherwise in the footnotes to the table below, each individual has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person.

	FBR Capital Markets Corporation
	Common Stock
Name of Beneficial Owners	Shares Beneficially Owned (#)		Percent of Class(1)
Richard J. Hendrix	379,975	(2)	*
Bradley J. Wright	30,078	(3)	*
James C. Neuhauser	344,133	(4)	*
Michael A. Lloyd	48,858		*
Adam J. Fishman	164,392	(5)	*
Jonathan L. Billings (retired as of July 25, 2010)	269,080	(6)	*
Eric F. Billings	323,406	(7)(14)	*
Reena Aggarwal (director as of March 24, 2011)	—		*
Thomas J. Hynes, Jr.	137,723	(8)(14)	*
Adam J. Klein (director as of February 9, 2010)	—	(9)	*
Richard A. Kraemer	274,075	(10)(14)	*
Ralph S. Michael, III	65,920	(11)(14)	*
Thomas S. Murphy, Jr.	—	(12)	*
Arthur J. Reimers	424,081	(13)	*
All executive officers and directors of FBR Capital Markets as a group (16 persons)	2,578,734		4.18%

*	Less than 1%.

(1)	Based on 61,684,723 shares of our company’s common stock outstanding as of April 7, 2011. Our shares outstanding on such date include 629,696 shares issued pursuant to restricted stock award agreements under our 2006 LTIP. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of our company’s common stock subject to options and currently exercisable, or exercisable within 60 days of April 7, 2011, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person. Shares of our company’s common stock subject to restrictions (RSUs) and vesting within 60 days of April 7, 2011 are deemed outstanding for computing the percentage of the class owned by the person holding such restricted shares but are not deemed outstanding for computing the percentage of the class owned by any other person.
(2)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Hendrix includes 250,000 shares of our common stock issuable to Mr. Hendrix upon exercise of options that are currently exercisable or exercisable within 60 days of April 7, 2011.
(3)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Wright includes 5,777 RSUs of our common stock (subject to tax withholding) that are vesting within 60 days of April 7, 2011.
(4)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Neuhauser includes 135,000 shares of our common stock issuable to Mr. Neuhauser upon exercise of options that are currently exercisable or exercisable within 60 days of April 7, 2011 and includes 6,667 restricted shares of our common stock (subject to tax withholding) that will vest within 60 days of April 7, 2011.
(5)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Fishman includes 45,000 shares of our common stock issuable to Mr. Fishman upon exercise of options that are currently exercisable or exercisable within 60 days of April 7, 2011 and includes 5,000 restricted shares of our common stock (subject to tax withholding) that will vest within 60 days of April 7, 2011.
(6)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Jonathan Billings includes 135,000 shares of our common stock issuable to Mr. Jonathan Billings upon exercise of options that are currently exercisable or exercisable within 60 days of April 7, 2011.
(7)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Eric Billings includes 153,126 shares of our common stock issuable to Mr. Eric Billings upon exercise of options that are currently exercisable or exercisable within 60 days of April 7, 2011.
(8)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Hynes includes 127,723 shares of our common stock issuable to Mr. Hynes upon exercise of options that are currently exercisable or exercisable within 60 days of April 7, 2011.
(9)	Mr. Klein is a member of our Board of Directors and a Principal of Crestview Advisors, LLC Through affiliates, Crestview beneficially owns 11,191,641 shares of our common stock. Crestview Advisors, L.L.C. provides investment advisory and management services to investment funds affiliated with Crestview Partners GP, L.P. and, either directly or through an affiliate, a limited partner of Crestview Partners GP, L.P., the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Crestview Advisors, LLC also provides advisory services to us. Mr. Klein disclaims beneficial ownership of any shares of common stock shown as beneficially owned by Crestview Partners GP, L.P. in the table appearing under the heading “Security Ownership by Certain Beneficial Owners” below, except to the extent of his pecuniary interest in such shares.
(10)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Kraemer includes 254,075 shares of our common stock issuable to Mr. Kraemer upon exercise of options that are currently exercisable or exercisable within 60 days of April 7, 2011.
(11)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Michael includes 60,920 shares of our common stock issuable to Mr. Michael upon exercise of options that are currently exercisable or exercisable within 60 days of April 7, 2011.
(12)	Mr. Murphy is a member of our Board of Directors and a Managing Director of Crestview Advisors, LLC Through affiliates, Crestview beneficially owns 11,191,641 shares of our common stock. Crestview Advisors, LLC provides investment advisory and management services to investment funds affiliated with Crestview Partners GP, L.P. and, either directly or through an affiliate, a limited partner of Crestview Partners GP, L.P., the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Crestview Advisors, L.L.C. also provides advisory services to us. Mr. Murphy is also the President of Crestview, L.L.C., the general partner of Crestview Partners GP, L.P. Mr. Murphy disclaims beneficial ownership of any shares of common stock shown as beneficially owned by Crestview Partners GP, L.P. in the table appearing under the heading “Security Ownership by Certain Beneficial Owners” below, except to the extent of his pecuniary interest in such shares.
(13)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Reimers includes 357,414 shares of our common stock issuable to Mr. Reimers upon exercise of options that are currently exercisable or exercisable within 60 days of April 7, 2011.
(14)	The number of shares of common stock beneficially owned by each of our non-employee directors and director nominees does not include the non-employee director RSUs that have been awarded under the 2006 LTIP, in the following amounts: Mr. Eric Billings — 48,780 RSUs, Mr. Hynes — 12,195 RSUs, Mr. Kraemer — 15,243 RSUs and Mr. Michael — 12,195 RSUs. We describe Director compensation in detail in “ — Compensation of Non-Employee Directors.”

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our common stock beneficially owned by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), other than members of management (who are included in the table above), who is known by us to be the beneficial owner of more than five percent of our voting securities.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class
Crestview Partners GP, L.P. 667 Madison Avenue New York, New York 10021	Common Stock	11,191,641	(1)	18.14	%(2)

Robeco Investment Management, Inc. 909 Third Avenue New York, NY 10022	Common Stock	4,979,929	(3)	8.07	%(2)

NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, California 90067	Common Stock	4,183,146	(4)	6.78	%(2)

Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309	Common Stock	4,102,561	(5)	6.65	%(2)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	Common Stock	3,630,793	(6)	5.89	%(2)

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	Common Stock	3,322,900	(7)	5.39	%(2)

(1)	This beneficial ownership information is based on a Schedule 13D/A report filed by Crestview Partners, L.P. on June 3, 2010 and Forms 4 filed by Crestview Partners (Cayman), L.P. and Crestview Partners GP, L.P. on June 3, 2010. The number of shares of our company’s common stock shown as beneficially owned by Crestview Partners GP, L.P. includes 10,613,426 shares of common stock held of record by Forest Holdings LLC and 443,886 shares of common stock held of record by Forest Holdings (ERISA) LLC. The number also includes 2,465,671 shares of common stock issuable upon exercise of currently exercisable options held by Forest Holdings LLC and 134,329 shares of common stock issuable upon exercise of currently exercisable options held by Forest Holdings (ERISA) LLC. Each of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P. and Crestview Offshore Holdings (Cayman), L.P. has shared voting and investment power over 8,147,755 shares of common stock held of record by Forest Holdings LLC and 2,465,671 shares of common stock issuable upon exercise of currently exercisable options granted to Forest Holdings LLC. Crestview Partners GP, L.P. has shared voting and investment power over 8,591,641 shares of common stock and 2,600,000 shares of common stock issuable upon the exercise of currently exercisable options held by Forest Holdings LLC and by Forest Holdings (ERISA) LLC. Crestview Partners GP, L.P. is the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. The investment committee of Crestview Partners GP, L.P. makes investment decisions on behalf of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Mr. Barry S. Volpert serves as the chairman of the investment committee of Crestview Partners GP, L.P. Mr. Volpert has the right to designate, in his discretion, additional persons to serve on the investment committee of Crestview Partners GP, L.P. and therefore could be deemed to have beneficial ownership of an aggregate of 11,191,641 shares of common stock. However, Mr. Volpert disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest in such shares. The composition of the investment committee of Crestview Partners GP, L.P. changes from time to time.
(2)	Based on 61,684,723 shares of our company’s common stock outstanding as of April 7, 2011. Our shares outstanding on such date include 629,696 issued pursuant to restricted stock award agreements under our 2006 LTIP. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of our company’s common stock subject to options currently exercisable, or exercisable within 60 days of April 7, 2011, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person.
(3)	This information is based on a Schedule 13G report filed by Robeco Investment Management, Inc. (“Robeco”) on February 11, 2011. The number of shares of our company’s common stock shown as beneficially owned by Robeco includes 3,951,694 shares over which Robeco has sole voting power, 134,810 shares over which Robeco has shared voting power and 4,979,929 shares over which Robeco has sole dispositive power.

(4)	This information is based on a Schedule 13G report filed by NWQ Investment Management Company, LLC (“NWQ”) on February 14, 2011. The number of shares of our company’s common stock shown as beneficially owned by NWQ includes 3,999,065 shares over which NWQ has sole voting power and 4,183,146 shares over which NWQ has sole dispositive power.
(5)	This information is based on a Schedule 13G report filed by Invesco Ltd. (“Invesco”) on February 11, 2011. The number of shares of our company’s common stock shown as beneficially owned by Invesco includes 4,091,311 shares over which Invesco Advisers, Inc. has sole voting and sole dispositive power and 11,250 shares over which Invesco Powershares Capital Management has sole voting and sole dispositive power.
(6)	This information is based on a Schedule 13G report filed by The Vanguard Group, Inc. (“Vanguard”) on February 10, 2011. The number of shares of our company’s common stock shown as beneficially owned by Vanguard includes 102,558 shares over which Vanguard has sole voting power, 3,528,235 shares over which Vanguard has sole dispositive power and 102,558 shares over which Vanguard has shared dispositive power.
(7)	This information is based on a Schedule 13G report filed by Wellington Management Company, LLP. (“Wellington”) on February 14, 2011. The number of shares of our company’s common stock shown as beneficially owned by Wellington includes 3,322,900 shares over which Wellington has shared voting power and 3,322,900 shares over which Wellington has shared dispositive power.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2010, information with respect to compensation plans under which equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Shareholders	8,071,516	(1)	$7.95	1,899,351
	9,950,351	(2)	N/A
Equity Compensation Plans Not Approved by Shareholders	—		—	—

Total	18,021,867		$7.95	1,899,351

(1)	Represents stock options.
(2)	Represents RSUs. Assumes that all applicable performance targets will be met, and as a result, performance-based RSUs will vest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers to file reports of ownership and changes in ownership of our company’s securities with the SEC. Based solely on our review of the reports and amendments to those reports furnished to us or written representations from these persons that these reports were not required from those persons, we believe that our directors and executive officers filed all reports required by Section 16(a) on a timely basis.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Transactions with Crestview

Amended and Restated Voting Agreement

In May 2009, we amended and restated the Voting Agreement with Crestview and entered into the Amended and Restated Voting Agreement. The material terms of the Amended and Restated Voting Agreement are summarized below and is qualified in its entirety by reference to the Amended and Restated Voting Agreement.

Board Composition

The Amended and Restated Voting Agreement provides that the Board of Directors will consist of nine directors. Crestview is entitled to designate two directors for election or appointment. Four directors shall be independent within the meaning of the rules of the SEC and the NASDAQ Marketplace Rules and shall be designated for election or appointment, as applicable, by the Board of Directors (acting by majority vote), and shall be reasonably acceptable to Crestview. One director shall be designated for election or appointment, as applicable, by the Board (acting by majority vote), which director shall be the Chief Executive Officer of our company. Crestview’s right to designate one director terminates if it sells or otherwise transfers one-third or more of the shares it purchased in our 2006 private offering, and terminates with respect to both directors if Crestview sells or otherwise transfers two-thirds or more of the shares it purchased in our 2006 private offering. If Crestview ceases to own at least 66 2/3% of the shares it purchased in our 2006 private offering, Crestview will have no further rights with respect to approving our independent directors.

Removal and Replacement of Directors

During the term of the Amended and Restated Voting Agreement, the Board will have the right to designate for removal independent directors and nominate their replacements, so long as such replacement nominees are reasonably acceptable to Crestview. If the Board of Directors and Crestview cannot reach agreement as to the acceptability of the permanent replacement director within 45 days of the former director’s departure, the remaining independent directors have the right to select the replacement director and to fill the vacancy after consulting with the remaining members of the Board of Directors and Crestview. Crestview has the right to designate for removal any of its designees from our Board of Directors and designate his or her replacement. Each Crestview director is removable from our Board of Directors by a party other than Crestview only for cause (as defined in the Amended and Restated Voting Agreement), and, upon such removal, Crestview has the right to nominate his or her replacement.

Continuing Committee Representation

For so long as Crestview has the right to designate one director, under the terms of the Amended and Restated Voting Agreement, each committee of our Board of Directors will have as a member at least one Crestview director. To the extent that applicable law or the NASDAQ Marketplace Rules prevent such director from serving as a member of a committee of our Board of Directors, the Crestview director will have certain observation rights.

Composition of Subsidiary Boards

For so long as Crestview has the right to designate one of our directors, Crestview also has the right to designate a representative for election or appointment, as the case may be, to the board of directors of each of our subsidiaries, other than our direct and indirect subsidiaries that are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

Termination

The rights and obligations of the Amended and Restated Voting Agreement will expire (unless earlier expired or terminated in accordance with the terms thereof) at such time as Crestview and its affiliates party thereto cease to own at least 1% of the shares of our common stock acquired by them in our 2006 private offering.

Other Transactions With Crestview

In connection with our 2006 private offering, our Board of Directors approved and we entered into a professional services agreement with an affiliate of Crestview (Crestview Advisors, LLC). In exchange for ongoing strategic advice and assistance, we agreed to pay Crestview’s affiliate an annual strategic advisory fee of $1.0 million, plus reimbursement of its reasonable out-of-pocket expenses, for so long as Crestview continues to own at least 50% of the shares of our common stock it purchased in our July 2006 private offering.

In September 2008, we agreed to issue to Crestview Advisors, LLC 502,268 options to purchase common shares of our company in lieu of cash payments for the strategic advisory fee for the period from October 1, 2008 through December 31, 2009. These options were issued at an exercise price of $5.30 and valued by us at the time of issuance at $1,171,000.

On June 14, 2010, the professional services agreement with an affiliate of Crestview was amended to reflect a decision made by the company’s Board of Directors on June 3, 2010 to give Crestview the right to receive restricted shares of the company’s common stock and/or options to purchase shares of the company’s common stock in lieu of a portion of the cash advisory fee payable to the affiliate of Crestview under the professional services agreement. Pursuant to the amended professional services agreement, the affiliate of Crestview has the right to elect to receive a portion of its advisory fee in restricted shares of the company’s common stock and/or options to purchase shares of the company’s common stock, with terms that are substantially similar to the annual retainer terms available to the company’s non-employee directors, up to an amount equal to the lesser of twice the minimum annual retainer payable to the company’s non-employee directors and its full advisory fee.

Transactions With Executive Officers, Directors and Other Related Persons

During 2010, a family member of Eric F. Billings, our Chairman, a family member of William J. Ginivan, our Executive Vice President and General Counsel, and a family member of Richard M. DeMartini, who served as the Chairman of the Compensation Committee and a member of our Board of Directors until February 9, 2010, were employed by us or FBR Capital Markets & Co., a subsidiary of our company, and received compensation in excess of $120,000 for their services.

Jonathan L. Billings, the brother of Eric F. Billings, was employed in 2010 by FBR Capital Markets & Co. as its Executive Vice President and Head of Institutional Brokerage, and was an executive officer of our company until his retirement from our company and its subsidiaries on July 25, 2010. Mr. Billings’ compensation is described below in “ — Elements of 2010 Compensation.”

Matthew M. Ginivan, the son of William J. Ginivan, our Executive Vice President and General Counsel, was employed in 2010 by FBR Capital Markets & Co. as an Associate in FBR Capital Markets & Co.’s Investment Banking Division, and is no longer an employee of our company as of March 25, 2011. During 2010, Mr. Ginivan’s son was paid aggregate cash compensation of $179,654, including base salary and cash bonus. Mr. Ginivan did not have any role in determining the compensation paid to his son. Mr. Ginivan’s son was paid based on his performance against the same metrics used to assess the performance of similar employees of FBR Capital Markets & Co.’s Investment Banking Division, and his compensation was comparable to that of other employees in that division.

Chad R. DeMartini, the son of Richard M. DeMartini, who served as the Chairman of the Compensation Committee and a member of our Board of Directors until February 9, 2010, is employed by FBR Capital Markets & Co. as a Vice President in FBR Capital Markets & Co.’s Institutional Brokerage Division. During 2010, Mr. DeMartini’s son was an Assistant Vice President and was paid aggregate cash compensation of $406,916, including base salary, commissions and cash bonus. Mr. DeMartini did not have any role in determining the compensation paid to his son. Mr. DeMartini’s son was paid based on his performance against the same metrics used to assess the performance of similar employees of FBR Capital Markets & Co.’s Institutional Brokerage Division, and his compensation was comparable to that of other employees in that division.

On April 30, 2008, we entered into an employment agreement with Mr. Richard J. Hendrix, our President and Chief Operating Officer at that time and now our President and Chief Executive Officer. We describe in detail below the employment agreement in “ — Employment Agreement With Our President and Chief Executive Officer.”

On December 21, 2008, we entered into a retirement agreement and a director service agreement with Mr. Eric F. Billings, our Chairman and Chief Executive Officer at that time. We describe these agreements in detail below in “ — Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer.”

Review, Approval or Ratification of Transactions With Related Persons

Our written Statement of Business Principles applies to any related party transaction with any of our executive officers or directors, and it is the practice of our Board of Directors that any such transactions that are not in the ordinary course of business or are not performed on standard market terms must be approved by a majority of the disinterested members of our Board of Directors. In addition, it is the practice of our Board of Directors that any transaction with any shareholder known to beneficially own more than 5% of a class of our voting securities, or its related persons, that is not in the ordinary course of business or is not performed on standard market terms must be approved by a majority of the disinterested members of our Board of Directors. We refer to the foregoing policies and practices as our “Related Party Transaction Policy.”

The agreements and transactions described under “ — Transactions with Crestview,” “ — Other Transactions with Crestview” and “ — Transactions with Executive Officers, Directors and Other Related Persons” were reviewed and approved or ratified in accordance with our Related Party Transaction Policy except for those entered into in connection with our July 2006 private offering, which occurred prior to our initial public offering and the adoption of our Related Party Transaction Policy.

Pursuant to its charter, the Nominating and Corporate Governance Committee also periodically reviews our conflict of interest policies as set forth in our Statement of Business Principles concerning directors and executive officers, and reviews with management our procedures for implementing and monitoring compliance with the conflict of interest policies.

Certain of our executive officers and directors may invest their personal funds in amounts that exceed $120,000 in investment funds managed by our affiliates and securities underwritten by FBR Capital Markets & Co., or otherwise engage in transactions in the ordinary course of business involving goods and services provided by FBR Capital Markets & Co. and its affiliates, such as brokerage, investment management and financial advisory services, on the same terms and with the same conditions as those offered or provided to non-affiliated third parties. These transactions are reviewed in accordance with the policy stated above.

Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer

A previously disclosed, Eric F. Billings retired as our Chief Executive Officer effective January 1, 2009 and Richard J. Hendrix succeeded him in that role. As we announced on December 22, 2008, Mr. Billings will continue to serve as the non-executive Chairman of our Board of Directors. In connection with his retirement, Mr. Billings and our company entered into a retirement agreement (the “Retirement Agreement”) and a director service agreement (the “Director Agreement”) on December 21, 2008, effective as of January 1, 2009.

In recognition of his longstanding service to our company as one of its founders, his commitment to remain active on behalf of our company as Chairman and his critical role to our company’s future success, and based on his agreement to be subject to new restrictive covenants, the Retirement Agreement provides Mr. Billings with certain post-retirement benefits.

The restrictive covenants generally prohibit Mr. Billings from (i) competing with our company until the earlier of December 31, 2013 or the third anniversary of the date that his service with the Board terminates (the “Retirement Agreement Restricted Period”), (ii) soliciting our company’s customers during the Retirement Agreement Restricted Period, (iii) hiring or soliciting our company’s employees until the fifth anniversary of the date that his service with the Board terminates and (iv) divulging to anyone outside of our company, except as required by law or with our express written consent and except for confidential information of our company which is publicly known through no wrongful act on Mr. Billings’ part, any confidential matters relating to the business and affairs of our company and its controlled affiliates learned by Mr. Billings. Mr. Billings also agreed not to make any statement, orally or in writing, nor to take any action, that (A) in any way could reasonably be expected to disparage our company or the business reputation of any director, employee representative or agent of our company, or which foreseeably or reasonably could be expected to harm the business reputation or goodwill of those persons or entities, or (B) in any way, directly or indirectly, could knowingly cause, encourage or condone the making of such statements or the taking of such actions by anyone else. We agreed to like terms as in clauses (A) and (B) in the preceding sentence with respect to Mr. Billings.

The covenant not to compete with our company without our express written consent includes a prohibition on owning an interest in, joining, operating, controlling or participating in, being connected as an owner, officer, executive, employee, partner, member, manager, shareholder, or principal of or with, or otherwise aiding or assisting in any manner whatsoever, any individual corporation or entity that competes with the activities of us or our subsidiaries and controlled affiliates, including in the capital markets, money management, financial advisory and/or institutional sales and trading businesses (each activity, a “Competitive Activity”). However, Mr. Billings may (i) own up to 1% of the outstanding stock of a publicly held corporation which is or is affiliated with an entity or person that competes with us or our subsidiaries or (ii) be an officer, executive, employee, partner, member, manager, shareholder, or principal of or with a hedge fund, mutual fund, side-by-side fund or a third-party asset management firm (each activity, a “Permitted Activity”). Other than the right to cease payments under the Retirement Agreement and the Director Agreement (as described below), we will have no remedies against Mr. Billings if Mr. Billings provides notice to us that he will engage in a Competitive Activity in respect of money management that is not already a Permitted Activity.

If Mr. Billings’ service on our Board ceases for any reason during the twelve-month period immediately following a change in control of our company, as defined in our 2006 LTIP, then the covenant not to compete shall continue to apply until the earlier of (i) one year following the date that Mr. Billings’ service with us ceases or (ii) the end of the third anniversary of the date Mr. Billings ceases to serve on our Board for any reason.

The retirement benefits include (i) a deferred compensation arrangement that provides for five annual payments of $1.0 million starting on December 31, 2009 (subject to compliance with the restrictive covenants described above), (ii) continued health benefits for five years for Mr. Billings, his spouse and his daughter, (iii) office and secretarial support for three years (as long as Mr. Billings continues to serve on the Board) and (iv) continued vesting of equity awards previously granted by us pursuant to their existing vesting schedule (subject to his compliance with the restrictive covenants described above).

It is expected that Mr. Billings will continue to have active involvement in crucial business development and relationship management aspects of our company’s business, and will help to grow and strengthen our company’s current and future client relationships. In consideration of these efforts and to incentivize these actions, our company has entered into the Director Agreement, which provides that for three years (i) our company will nominate Mr. Billings to serve as a Board member, (ii) Mr. Billings will receive an annual Chairman’s fee of $400,000, at the same time and in the same form as the fees paid to other Board members generally, no later than March 15 of each year following the calendar year in which Mr. Billings earned this fee and (iii) Mr. Billings will be eligible to receive an annual bonus. For 2009, the Director Agreement provided that Mr. Billings would receive a bonus, based on agreed-upon, activity-based performance metrics, of at least $1.5 million. For 2010 and 2011, the Director Agreement provided that there will be no minimum bonus and the annual bonus will be based on our company’s and Mr. Billings’ actual performance, as determined by our Chief Executive Officer in consultation with the Compensation Committee of the Board. For 2010, Mr. Billings did not receive a bonus payment. As provided for in the Director Agreement, any annual bonus earned by Mr. Billings will be paid on the same terms and in the same form as the annual bonuses we pay to our Executive Committee under our company’s Incentive Compensation Program generally and we will, except as provided below, pay or grant the bonus no later than March 15 of each year following the calendar year for which the applicable bonus is awarded. Any bonus amount deferred into equity in our company pursuant to any deferral plan or program shall vest subject to Mr. Billings’ compliance with the restrictive covenants in the Retirement Agreement described above. However, any then unvested equity awards shall (A) vest in full and be settled immediately upon Mr. Billings’ death and (B) vest in full and upon the occurrence of a change in control (as defined in the Retirement Agreement) and (1) be settled immediately upon such change in control in the event it is a “change in control event” within the meaning of Section 409A of the Code or (2) otherwise be settled in accordance with its terms.

If Mr. Billings breaches, or threatens to commit a breach of, any of the restrictive covenants described above, our company and its controlled affiliates, in addition to, and not in lieu of, any other rights and remedies available to our company and its controlled affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the restrictive covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Mr. Billings of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

Each of the Retirement Agreement and the Director Agreement may be amended, superseded, canceled, renewed or extended, and its terms may be waived, only by a written agreement signed by Mr. Billings and us.

Employment Agreement With Our President and Chief Executive Officer

As previously disclosed, on April 30, 2008, we entered into an employment agreement with Richard J. Hendrix, then our President and Chief Operating Officer. When Mr. Hendrix succeeded Mr. Billings as our Chief Executive Officer on January 1, 2009, Mr. Hendrix’s employment agreement remained unchanged. The agreement has an initial term of three years, with two one-year annual renewal periods unless either party elects not to renew the agreement. The agreement provides for an annual base salary of at least $750,000 during the term and eligibility to participate in any of our performance bonus plans or programs or long-term incentive plans or programs existing as of the date of the agreement, including the 2008 executive performance bonus plan that was approved by the Compensation Committee of the Board in February 2008, or that is adopted by the Compensation Committee or the Board during the term of the agreement for the benefit of our executive officers.

The agreement provides for severance benefits in the event of termination of Mr. Hendrix’s employment during the agreement’s term. Upon a termination due to death or disability, Mr. Hendrix (or his estate) will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination; (ii) any amount earned and accrued, but not yet paid, prior to the date of termination under any bonus, equity or long term incentive plan then in effect (inclusive of full and nonforfeitable vesting of any and all equity, performance-based, or long-term incentive awards, including but not limited to the RSUs awarded to Mr. Hendrix by the company on February 20, 2008); and (iii) reimbursement of expenses incurred prior to the date of termination.

If Mr. Hendrix’s employment is terminated for Cause (as defined in the agreement) or he voluntarily resigns without Good Reason (as defined below), he will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination, (ii) all vested rights and benefits under any retirement or other benefit plan or program, and (iii) reimbursement of expenses incurred prior to the date of termination. For purposes of the agreement, “Cause” means Mr. Hendrix’s:

•

conviction of, indictment for or formal admission to or plea of nolo contendere with respect to, a felony or a crime of moral turpitude, dishonesty, breach of trust, fraud, misappropriation, embezzlement or unethical business conduct (but only if the Board reasonably determines, after considering all related facts and circumstances, that such indictment, conviction or plea has materially and adversely affected or is reasonably likely to materially and adversely affect our business or reputation), or any crime involving our company;

•

continued willful misconduct or willful or gross neglect in the performance of his duties hereunder, following written notice of such misconduct or neglect and failure to remedy such misconduct or neglect within 15 days after delivery of such notice; provided, however, the Board shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain misconduct or neglect that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate conduct or neglect that the Board reasonably determines to be incapable of being cured;

•

continued failure to materially adhere to the clear directions of our company, to adhere to our written policies, or to devote substantially all of his business time and efforts to our company in accordance with and subject to the provisions of Section 2 of the agreement, and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured;

•

continued failure to substantially perform the duties properly assigned to Mr. Hendrix by us (other than any such failure resulting from his disability) and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured; or

•

material and willful breach of any of the terms and conditions of the agreement and failure to cure such breach within 15 days following written notice from us specifying such breach; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain breaches that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate breaches that the Board reasonably determines to be incapable of being cured.

If Mr. Hendrix’s employment is terminated by us without Cause or he resigns for Good Reason, he will be entitled to receive: (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination; (ii) any amount earned but not yet paid prior to the date of termination under any bonus, equity or long term incentive plan then in effect; (iii) all vested rights and benefits under any retirement or other benefit plan or program; (iv) reimbursement for expenses incurred prior to the date of termination; (v) a single-sum cash payment equal to two (2) times the average total annual salary and performance bonuses earned by and paid to Mr. Hendrix with respect to the two fiscal years preceding the date of termination, but excluding the retention incentive payment that Mr. Hendrix received pursuant to the retention incentive agreement entered into on April 30, 2008; provided that such lump-sum amount will not be less than $4.5 million if the date of termination occurs before payment to Mr. Hendrix of any performance bonus relating to the 2009 fiscal year; (vi) immediate vesting of all unvested incentive equity or equity-based awards held by Mr. Hendrix, including any performance-based cash or equity-based awards that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009; provided, however, that unvested incentive equity or equity-based awards that are intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009 shall vest and be earned only upon achievement of the applicable performance goals or objectives (but disregarding any requirement for Mr. Hendrix’s continued employment); and (vii) for a period of five years after termination of employment, continuing coverage of Mr. Hendrix and his qualified beneficiaries under our group health plans that Mr. Hendrix and his beneficiaries would have received under the agreement in the absence of termination, provided that we are in no event required to provide such coverage to Mr. Hendrix or a qualified beneficiary after such time as Mr. Hendrix or the beneficiary, as applicable, is no longer eligible to receive continued coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA). For the portion of such five-year period after Mr. Hendrix or a beneficiary is no longer eligible to elect continuing coverage under our group health plans under COBRA, we will reimburse the health insurance premiums incurred by Mr. Hendrix under a private health insurance plan that provides substantially similar benefits for Mr. Hendrix and his beneficiaries and is reasonably acceptable to us, provided that we are in no event required to provide or reimburse the cost of any benefits otherwise required by this clause after such time as Mr. Hendrix or the beneficiary, as applicable, becomes entitled to receive benefits of the same type from another employer or recipient of Mr. Hendrix’s services.

For purposes of the agreement, “Good Reason” means:

•

a “Change in Control” of our company as that term is defined in our 2006 LTIP, followed within one year following the Change in Control (it being agreed and understood that this provision will survive any expiration of the term of the agreement that occurs during such one-year period following a Change in Control for the remaining portion of such one-year period) by any demotion of Mr. Hendrix or any material diminution in Mr. Hendrix’s authority, duties and responsibilities, or the assignment to Mr. Hendrix of duties materially inconsistent with the Mr. Hendrix’s position or positions with us; provided, however, that any merger or business combination of our company solely with Arlington Asset or any other affiliate of our company or any sale, distribution or other disposition (other than as provided for in the next clause) by Arlington Asset of its ownership interest in our company shall not be deemed to be a Change in Control for purposes of the agreement; and provided further that a sale of the control position owned directly or indirectly by Arlington Asset shall constitute a Change in Control for purposes of the agreement unless an investment group involving Crestview Partners, our company, or their affiliates, officers, and directors is the buyer of the Arlington Asset’s interest and no single entity or person directly or indirectly owns more than 50% of our company;

•	a reduction of more than 10% in the annual salary of Mr. Hendrix;

•	any demotion or material reduction or diminution in the duties or authority of Mr. Hendrix; or

•

our breach of any material provision of the agreement and subsequent failure to cure such breach within 30 days after receiving written notice from Mr. Hendrix of such breach, provided that Mr. Hendrix has provided the company with such notice no later than 30 days from the date of the company’s alleged breach.

Under certain circumstances, the severance benefits payable by us will be reduced to the extent necessary to avoid paying excise taxes under Section 280G of the Code. Under other circumstances, we will indemnify Mr. Hendrix against certain tax liabilities he incurs relating to the severance benefits.

The agreement also contains restrictive covenants. The agreement generally prohibits Mr. Hendrix from (i) competing with our company during the term of his employment and until the first anniversary of the date that his employment with our company terminates either by our company with or without Cause or by Mr. Hendrix with or without Good Reason (the “Employment Agreement Restricted Period”), (ii) soliciting our company’s customers during the Employment Agreement Restricted Period, (iii) hiring or soliciting our company’s employees during the Employment Agreement Restricted Period and (iv) divulging to anyone outside of our company, except as required by law or with our express written consent and except for confidential information of our company which is publicly known through no wrongful act on Mr. Hendrix’s part, any confidential matters relating to the business and affairs of our company and its affiliates learned by Mr. Hendrix. Mr. Hendrix also agreed not to make any statement, orally or in writing, nor to take any action, that (A) in any way could reasonably be expected to disparage our company or the business reputation of any director, employee representative or agent of our company, or which foreseeably or reasonably could be expected to harm the business reputation or goodwill of those persons or entities, or (B) in any way, directly or indirectly, could knowingly cause, encourage or condone the making of such statements or the taking of such actions by anyone else.

The covenant not to compete with our company without our express written consent includes a prohibition on Mr. Hendrix owning an interest in, joining, operating, controlling or participating in, being connected as an owner, officer, executive, employee, partner, member, manager, shareholder, or principal of or with, or otherwise aiding or assisting in any manner whatsoever, any individual corporation or entity that competes with the activities of us or our subsidiaries in the capital markets, financial advisory and/or institutional sales and trading businesses. However, Mr. Hendrix may (i) own up to one percent (1%) of the outstanding stock of a publicly held corporation which is or is affiliated with an entity or person that competes with us or our subsidiaries or (ii) be an officer, executive, employee, partner, member, manager, shareholder, or principal of or with a private equity fund or a third-party asset management firm. The covenant not to compete with our company shall not apply if Mr. Hendrix’s employment with our company is terminated for any reason by our company or Mr. Hendrix effective during the 12-month period immediately following a Change in Control as that term is defined in our 2006 LTIP.

If Mr. Hendrix breaches, or threatens to commit a breach of, any of the restrictive covenants described above, our company and its affiliates, in addition to, and not in lieu of, any other rights and remedies available to our company and its affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the restrictive covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Mr. Hendrix of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

The employment agreement may be amended, superseded, canceled, renewed or extended, and its terms may be waived, only by a written agreement signed by Mr. Hendrix and us.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information regarding certain aspects of our overall compensation philosophy and objectives and the elements of compensation paid to our named executive officers in 2010.

Principles and Objectives of Our Compensation Program

The Compensation Committee of our Board has discretionary authority over the compensation of our named executive officers. In developing a compensation program for our named executive officers, the Compensation Committee’s goal was to link compensation decisions to both corporate and individual performance, with a focus on rewarding financial results, as well as rewarding the individual performance and accomplishments of our executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our company. Our Chief Executive Officer recommends to the Compensation Committee the amount and form of compensation for each of our named executive officers other than himself. Our Compensation Committee retains the discretion to compensate and reward our named executive officers based on a variety of other factors, including various subjective or qualitative factors.

Principles

Overall, our compensation programs are designed to align the interests of our employees with the long term interests of our shareholders. The following five “Principles of Compensation” summarize key categories that our Board, the Compensation Committee, and our management team believe are critical to recognize:

•

Firm Performance — All compensation decisions are made within the context of overall firm performance. We evaluate firm performance from a financial perspective as well as from a strategic perspective.

•

Risk Management — By considering and appropriately rewarding returns in light of the level of risk that was taken to generate those returns, compensation decisions neither encourage nor reward excessive or inappropriate risk taking.

•

Alignment — Employees and shareholders are aligned in their interests. Compensation directly reflects both the annual and longer-term performance of the business. The higher the compensation level of the employee, the higher the proportion of their compensation that is paid in longer-term equity versus cash, and therefore the greater the employee’s interest in the strategic success of our company.

•

Employee Contribution — An individual’s compensation, evaluated within the context of overall company results, is determined by the individual’s contribution to the business. We consider both financial and non-financial factors. In determining individual compensation, teamwork and unselfish behavior — “FBR First” — are recognized and appropriately rewarded. The greater the individual’s ability to directly impact firm performance, the higher the variability in the individual’s compensation.

•

Quality and Retention of Staff — Total compensation levels are calibrated to the market such that we remain competitive for attracting, motivating and retaining the very best people. We seek to maximize the value of an employee’s compensation through both appropriate pay design and effective communication of pay programs. Compensation is structured to encourage long-term service and loyalty.

Objectives

The Compensation Committee seeks, through our compensation programs, to foster an entrepreneurial, results-focused culture that we believe is critical to the success of our company and to the long-term growth of shareholder value. In addition to appropriately rewarding individual performance, viewed in light of each named executive officer’s duties, responsibilities and function, the Compensation Committee also believes that it is critical to encourage commitment among the named executive officers to our overall corporate objectives and culture of partnership. A key objective of our overall compensation program is for the named executive officers to have a significant portion of their compensation linked to building long-term value for our shareholders. To achieve this objective, based on the discretion of the Compensation Committee, and in accordance with the terms and conditions of the 2006 LTIP, equity-based grants or awards were made to our named executive officers for their 2010 performance and may be made in subsequent years from the shares authorized under the 2006 LTIP.

Elements of 2010 Compensation

This section describes the various elements of our compensation program for our named executive officers in 2010, summarized in the table below, and why the Compensation Committee chose to include the items in the compensation program. As detailed below, our compensation program during 2010 consisted of base salary, performance-based incentive compensation bonus or “at risk” compensation opportunities, long-term equity incentive compensation, and benefit programs. We do not currently provide perquisites, defined benefit plans or other established retirement benefits, deferred compensation, guaranteed severance or agreed-upon post-termination compensation to our named executive officers, except for certain retirement payments payable to Eric F. Billings as a result of his retirement on January 1, 2009, and certain severance benefits payable to Richard J. Hendrix under his employment agreement under certain circumstances.

In 2010, we paid base salaries and performance-based incentive compensation bonuses payable in both cash and RSUs to each of our named executive officers, with the exception that Jonathan L. Billings did not receive bonus compensation as he retired from our company and its subsidiaries on July 25, 2010 and was not an employee of our company at fiscal year-end. The elements of our executive compensation program are summarized as follows:

Element	Description	Function
Base Salary	Fixed cash compensation	Provides basic compensation at a level consistent with competitive practices; reflects role, responsibilities, skills, experience and performance; encourages retention

Performance-Based Annual Incentive Compensation Bonus	Payable annually in cash or stock at the discretion of the Compensation Committee under the Incentive Compensation Program (“ICP”) based on performance	Motivates and rewards for achievement of annual company performance goals

Element	Description	Function
Discretionary Bonuses	Discretionary bonuses awarded in circumstances where individual	Rewards excellent performance relative to the duties,
	contribution and performance was excellent; payable in cash or stock at the discretion of the Compensation Committee	responsibilities, and functions of an individual executive officer

Long-Term Equity Incentives	Provides equity awards (including options, stock appreciation rights, restricted stock, RSUs, performance stock, other stock-based awards or any combination thereof); equity awards may be granted at the Compensation Committee’s discretion under the 2006 LTIP	Motivates and rewards for financial performance over a sustained period; strengthens mutuality of interests between executives and shareholders; increases retention; rewards creation of shareholder value

Benefits	Defined contribution savings plan, healthcare plan and other standard company benefit plans. Named executive officers receive same coverage as other employees.	Provides market competitive savings and health and welfare benefit programs generally available to other employees based on standard eligibility criteria
Executive Perquisites and Other Arrangements	We do not provide perquisites, defined benefit plans or other retirement benefits, deferred compensation, guaranteed severance or agreed-upon post-termination compensation to our named executive officers, except as noted above.	Not applicable

Retention Incentive Payments	Payable at the discretion of the Compensation Committee upon entry into a retention agreement with the particular named executive officer subject to claw-back restrictions that lapse upon satisfaction of the employment condition	Creates additional incentives for retention of key officers in light of a competitive environment

Under its sole authority, the Compensation Committee retained Towers Watson, Inc., an independent consulting firm, to advise it on executive compensation matters in 2010. Towers Watson, Inc. reported directly to the Compensation Committee. In 2010, a representative of Towers Watson, Inc. attended six of the in-person and telephonic meetings of the Committee and met regularly with the Compensation Committee without members of management present. For the 2010 performance year, Towers Watson, Inc. prepared competitive industry pay analyses and other benchmarking reviews for the Compensation Committee with regard to our named executive officers and with regard to overall compensation structure and levels within the company.

In 2010, the Compensation Committee reviewed the annual salaries and overall compensation of our executive officers, which included a review of market data provided by Towers Watson, Inc.

In reviewing executive compensation, our Compensation Committee considers competitive practice, pay levels, and Chief Executive Officer equity ownership levels from the following companies: Cowen Group, Inc., Evercore Partners Inc., Gleacher & Co., Greenhill & Co., Jefferies Group, Inc., JMP Group Inc., KBW, Inc.,

Knight Capital Group, Inc., Lazard Group LLC, Oppenheimer Holdings Inc., and Piper Jaffray Companies. In some circumstances not all companies are considered due to differences in practices, corporate structure, corporate strategy, or availability of data. We occasionally look at a broader group of financial firms when reviewing general financial services pay trends, though not as part of our review of executive compensation benchmarks. This broader group is comprised of the following companies: Bank of America, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, and UBS.

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Under normal circumstances, consistent with industry practice and our pay for performance philosophy, the base salary for each named executive officer typically accounts for less than half of total compensation.

The Compensation Committee seeks to pay our executive officers a competitive base salary in recognition of their job responsibilities for a publicly held company by considering several factors, including competitive factors within our industry, past contributions and individual performance of each named executive officer, as well as retention. As discussed above, in setting base salaries the Compensation Committee is mindful of total compensation and the overall goal of keeping the amount of cash compensation that is provided in the form of base salary substantially lower than the amount of bonus opportunity that is available, assuming that performance targets are met or exceeded.

Following the review of the above-referenced market data provided by Towers Watson, base salaries for the following named executive officers were changed from amounts paid in 2009: Mr. Wright’s base salary was increased from $250,000 to $375,000, Messrs. Fishman’s and Lloyd’s base salaries were each increased from $250,000 to $400,000, and Messrs. Jonathan Billings’ and Neuhauser’s base salaries were each increased from $250,000 to $500,000. These salary adjustments were made to reflect alignment with base salary movement among peer companies and are intended to achieve a more market-competitive mix of fixed to variable compensation. It is also worth noting that these increases in salary will not impact formulae related to other forms of compensation. For example, performance-based annual incentive compensation bonuses do not increase or decrease automatically as a result of the increase in salary. Base salaries of Mr. Hendrix and Mr. Ginivan of $750,000 and $375,000, respectively, were unchanged in 2010 from 2009 levels based on the above-referenced review of market data and our desired mix of fixed to variable compensation.

Performance-Based Annual Incentive Compensation

For 2010, in consultation with Towers Watson, the Compensation Committee recommended, and the independent members of the Board of Directors approved, the ICP for our named executive officers. Under the ICP, Messrs. Hendrix, Fishman, Ginivan, Lloyd, Neuhauser and Wright were eligible to share in a performance-based bonus pool established under the ICP (the “ICP pool”). Performance-based annual incentive compensation bonuses, including amounts, for each of the ICP participants in 2010 were at the discretion of the Compensation Committee and the Board based on their assessment of performance against quantitative and qualitative factors outlined below, in addition to other considerations including retention, continuity of management, and competitive factors.

•	Cash Profitability[1]

•	Expense Management

•	Return on Equity

•	Risk Management

•	Compliance with Regulatory Requirements

•	Performance Against Strategic Plan

[1]

Cash Profitability is a non-generally accepted accounting principles (“GAAP”) measurement used by our management team to analyze and assess the results of the core capital markets and asset management operating units. In determining Cash Profitability, we exclude from GAAP income before taxes the following non-core operating items: (1) severance costs associated with reductions in headcount, (2) corporate transaction costs, which includes costs associated with business combinations and acquisitions, and (3) net investment income (losses) from our long-term investments. We also exclude the following non-cash expenses: (1) impairment of intangible assets, (2) compensation costs associated with stock-based awards, and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of our company, and provides additional clarity around the company’s future earnings capacity and trend.

Funding of the ICP pool was based on an assessment of our 2010 financial performance relative to the Compensation Committee’s pre-established financial performance goals, as described below.

A threshold level of net revenue had to be achieved before the ICP funded an ICP pool. For 2010, the Compensation Committee established a threshold goal for ICP funding of $140 million in net revenue. If actual net revenue did not reach the threshold level of performance, the ICP pool would not have funded. If full year net revenue exceeded the established threshold net revenue goal, the ICP would fund an ICP pool equal to 5% of net revenue beginning with the first dollar of net revenue earned.

As 2010 net revenue exceeded the threshold level of performance for ICP funding for 2010, the ICP pool was funded. The Compensation Committee and the Board of Directors have the discretion to reduce the size of the ICP pool and to award a smaller amount that would otherwise be paid, if earned, to the ICP participants from the ICP pool if the Compensation Committee and the Board of Directors believe that it is appropriate. For 2010, management proposed, and the Compensation Committee agreed, to exercise negative discretion and reduce the funding of the ICP pool below the targeted level by approximately 75%. This reduction was based on the meaningful shortfall in achieving cash profitability and targeted return on equity. The Compensation Committee did, however, think it was appropriate to pay some incentive compensation in consideration of management’s strong performance in the following areas:

•	Significant progress in reducing annual fixed costs by $20 million by year end, including a headcount reduction of greater than 15%.

•	The maintenance of a low risk profile across all of our businesses supported by a high level of liquidity.

•	The continuation of a strong record with respect to the level of compliance with all regulatory requirements.

•

Notable achievements in the ongoing execution of our strategic plan as our clients have been increasingly accessing our non-exchange traded desks as well as our cash equities and options desks. In both our equity-linked and credit trading businesses, we added trading partners throughout the year, increasingly experiencing the benefits of being able to work across the entire capital structure with our buy-side clients.

The mix of cash and equity was determined by the Compensation Committee in its discretion.

Each bonus, paid part in cash and part in RSUs granted under the 2006 LTIP, was for the named executive officer’s performance in 2010 and not for performance in 2011, and was as follows:

•

a bonus payable to Richard J. Hendrix, our President and Chief Executive Officer, consisting of a cash component of $400,000 and an equity component equal to $142,125 payable in the form of 37,500 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, subject to continued employment.

•

a bonus payable to Adam J. Fishman, our Senior Managing Director and Head of Sales and Research, consisting of a cash component of $555,846 and an equity component equal to $280,723 payable in the form of 74,697 RSUs, each representing the right to receive one share of our common stock. 68,750 RSUs are scheduled to vest in full on the fourth anniversary of the date of grant, 5,650 RSUs are scheduled to vest on a pro-rata basis on the first, second, and third anniversaries of the date of grant, and 297 RSUs are scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

•

a bonus payable to William J. Ginivan, our Executive Vice President and General Counsel, consisting of a cash component of $180,000 and an equity component equal to $33,163 payable in the form of 8,750

RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, subject to continued employment.

•

a bonus payable to Michael A. Lloyd, our Senior Managing Director and Group Head of Credit, Convertibles, and Options, consisting of a cash component of $572,000 and an equity component equal to $260,563 payable in the form of 68,750 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, subject to continued employment.

•

a bonus payable to James C. Neuhauser, our Executive Vice President and Head of Investment Banking, consisting of a cash component of $400,000 and an equity component equal to $142,125 payable in the form of 37,500 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, subject to continued employment.

•

a bonus payable to Bradley J. Wright, our Executive Vice President, Chief Financial Officer and Chief Administrative Officer, consisting of a cash component of $200,000 and an equity component equal to $71,063 payable in the form of 18,750 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, subject to continued employment.

Long-Term Equity Incentive Compensation

As noted, the Compensation Committee believes that a portion of our named executive officer compensation should be in the form of equity awards as a retention tool and to align further the long-term interests of named executive officers with those of our other shareholders. As described above, the Compensation Committee has discretion to determine the payment of named executive officer bonuses through a combination of cash and RSUs, representing rights to receive shares of our common stock. Equity awards are made pursuant to our 2006 LTIP, which provides for awards in the form of stock options, restricted stock and RSUs.

The Compensation Committee understands and appreciates that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our company over the long-term. The Compensation Committee believes that the structure of our company’s long-term equity incentive compensation appropriately mitigates the risk by directly aligning the recipients’ interests with those of our company. We use judgment and discretion rather than rely solely on formulaic results, and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentive compensation rewards long-term stock performance.

Based on a review of Mr. Hendrix’s increased responsibilities and contributions to our company as Chief Executive Officer, the benefits of further aligning Mr. Hendrix’s short and long-term interests with those of our company and shareholders, and a review of Mr. Hendrix’s equity ownership as Chief Executive Officer of our company, on February 9, 2010 the Board approved the following awards of RSUs and stock options: 750,000 RSUs, each representing the right to receive one share of our company’s common stock, that vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment; and options to purchase 250,000 shares of our company’s common stock. The options have an exercise price of $5.43, which was the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, will vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment, and will expire on the tenth anniversary of the date of grant. These awards are one-time awards and the grant of these awards does not contemplate any additional awards in the future.

On February 9, 2010, we granted Messrs. Jonathan Billings and Neuhauser options to each purchase 150,000 shares of our company’s common stock. The options have an exercise price of $5.43, equal to the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to their continued employment, and will expire on the sixth anniversary of the date of grant. These awards are one-time awards granted for equally important incentive and retention purposes and do not contemplate any additional awards in the future.

On January 4, 2010, in recognition of Mr. Lloyd’s increased responsibilities, we granted Mr. Lloyd one-time awards of RSUs and stock options for incentive and retention purposes, consisting of 30,000 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company; and options to purchase 160,000 shares of our common stock. The options have an exercise price of $6.18, equal to the closing price of our company’s common stock on December 31, 2009, the trading day preceding the date of grant, and will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant. These awards are one-time awards and the grant of these awards does not contemplate any additional awards in the future.

As part of our company’s Partner Leveraged Stock Purchase Program, in which members of our Partnership group, other than named executive officers, were awarded two options for each share of our company’s common stock purchased, Mr. Fishman, who was not a named executive officer of our company at the time, was granted the following awards: On February 4, 2010, Mr. Fishman was awarded options to purchase 17,270 shares of our common stock at an exercise price of $5.79, which was the closing price of our company’s common stock on February 3, 2010, the day preceding the grant date; and on April 8, 2010, Mr. Fishman was awarded options to purchase 40,000 shares of our common stock at an exercise price of $4.57, which was the closing price of our company’s common stock on April 7, 2010, the day preceding the grant date. Both awards of stock options to Mr. Fishman will vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause, in which case vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Mr. Fishman sells any shares of our company stock before the expiration date of these option awards, which reduces the aggregate number of shares deemed to be held by Mr. Fishman for purposes of the company’s Partner Ownership Guidelines to less than the minimum number of shares established for him under such Guidelines, then the number of shares purchasable under these option awards, whether vested or not vested, shall be immediately reduced by two options per each share sold. According to our Partner Ownership Guidelines implemented in 2010, the target ownership guideline for named executive officer Partners is the equivalent of three times the average of their trailing three years’ total performance compensation. While our named executive officer Partners do not need to meet the target ownership guidelines immediately, we are actively monitoring their progress toward achieving the target levels.

As part of our company’s Partner Leveraged Stock Purchase Program in which the executive officer was awarded three options for each share of our company’s common stock purchased, on April 8, 2010, Mr. Ginivan was awarded options to purchase 50,000 shares of our common stock and Mr. Wright was awarded options to purchase 12,000 shares of our common stock. These options have an exercise price of $4.57, equal to the closing price of our common stock on April 7, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause, in which case vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Messrs. Ginivan or Wright sell any shares of our company stock before the expiration date of their respective options award, which reduces the aggregate number of shares deemed to be held by Messrs. Ginivan or Wright for purposes of the company’s Partner Ownership Guidelines to less than the minimum number of shares established for them under such Guidelines, then the number of shares purchasable under the respective options award, whether vested or not vested, shall be immediately reduced by three options per each share sold.

Post-Termination Compensation

With the exception of our company’s employment agreement with Richard J. Hendrix, and the retirement agreement with Eric F. Billings, as disclosed in “Certain Relationships and Transactions With Related Persons — Employment Agreement With Our President and Chief Executive Officer” and “— Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer”, we do not have employment contracts or post-termination compensation agreements with any of our named executive officers, and we do not have contractual provisions or other arrangements with any of the named executive officers, which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination (including constructive termination) of a named executive officer. The Board of Directors retains discretion to provide severance in a particular case, although we are under no obligation to do so. Unvested stock options, restricted stock and RSUs held by grantees, including those held by named executive officers, may vest upon a change in control (as defined in our 2006 LTIP) or following a change in control, or upon termination of employment due to death or disability, as provided under the terms of our 2006 LTIP, including prior plans. The Compensation Committee continues to consider instituting formal policies with respect to severance for the named executive officers. For quantitative information related to post-termination compensation, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

Deductibility of Executive Compensation

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to our chief executive officer or any one of our four highest paid executive officers, other than our chief executive officer, unless certain conditions are met. As discussed above in “Elements of 2010 Compensation,” the Compensation Committee has discretion to approve compensation that does not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. For 2010, the Compensation Committee established the ICP, a performance-based incentive compensation plan that complied with the requirements of Section 162(m) of the Code. As discussed below under the heading “— 2011 Performance-Based Annual Incentive Compensation Awards,” the Compensation Committee approved the continuance of this Section 162(m)-compliant performance-based bonus plan for 2011.

2011 Executive Compensation for Named Executive Officers

2011 Base Salaries

The Compensation Committee reviewed annual base salaries using market data provided by Towers Watson. Following the Towers Watson review, base salaries for our executive officers were left unchanged in 2011 from 2010 levels.

2011 Performance-Based Annual Incentive Compensation Awards

For 2011, in consultation with Towers Watson, the Compensation Committee recommended, and the independent members of the Board of Directors approved, the ICP for the named executive officers of our company. Under the ICP, Messrs. Hendrix, Fishman, Ginivan, Lloyd, Neuhauser and Wright will share in a performance-based bonus pool established under the ICP (the “ICP pool”). Performance-based annual incentive compensation bonuses for each of the ICP participants in 2011 will be at the discretion of the Compensation Committee and the Board based on their assessment of performance against quantitative and qualitative factors outlined below, in addition to other considerations including retention, continuity of management, and competitive factors.

•	Cash Profitability[1]

•	Expense Management

[1]

Cash Profitability is a non-GAAP measurement used by our management team to analyze and assess the results of the core capital markets and asset management operating units. In determining Cash Profitability, we exclude from GAAP income before taxes the following non-core operating items: (1) severance costs associated with reductions in headcount, (2) corporate transaction costs, which includes costs associated with business combinations and acquisitions, and (3) net investment income (losses) from our long-term investments. We also exclude the following non-cash expenses: (1) impairment of intangible assets, (2) compensation costs associated with stock-based awards, and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of our company, and provides additional clarity around the company’s future earnings capacity and trend.

•	Return on Equity

•	Risk Management

•	Compliance with Regulatory Requirements

•	Performance Against Strategic Plan

The mix of cash and equity will be determined by the Compensation Committee in its discretion, and the maximum share of the ICP pool that any one of Messrs. Hendrix, Fishman, Ginivan, Lloyd, Neuhauser and Wright may be allocated is 100%. The Compensation Committee and the Board also have discretion to reduce the size of the ICP pool and to award a smaller amount than would otherwise be paid, if earned, to the ICP participants from the ICP pool if the Compensation Committee and the Board believe that is appropriate.

The Compensation Committee intends for this annual incentive bonus opportunity to be a substantial component of each ICP participant’s 2011 total compensation. Because the annual incentive bonus opportunity and individual bonus from the ICP pool will depend upon our company’s and each individual executive’s performance, the Compensation Committee believes this form of compensation benefits our shareholders. The Compensation Committee will determine the actual size of the ICP pool after the close of the 2011 fiscal year so that all relevant data are available regarding our company’s and the ICP participants’ individual performance in 2011, and so the Compensation Committee can rely upon our audited financial results. Funding of the ICP pool will be based on an assessment of our 2011 financial performance relative to the Compensation Committee’s pre-established financial performance goals, as described below.

A threshold level of net revenue must be achieved before the ICP will fund an ICP pool. For 2011, the Compensation Committee established a threshold goal for ICP funding of $140 million in net revenue. If actual net revenue does not reach the threshold level of performance, the ICP pool will not fund. If full year actual net revenue exceeds the established threshold net revenue goal, the ICP funds an ICP pool equal to 5% of net revenue beginning with the first dollar of net revenue earned.

Supplemental 2010 Compensation Table

The following Supplemental Compensation Table reflects how the Compensation Committee and our Board of Directors view 2010 compensation for our named executive officers. This supplemental table includes salary, as well as cash and stock bonus awards, for service in 2010. The tables that present our executives’ compensation as required by the SEC rules are set forth in “Executive Compensation.” This Supplemental Compensation Table is additional information that is not required by the SEC, and it differs from the required Summary Compensation Table as it is limited to compensation related to 2010 performance. In particular, the compensation reported for Mr. Hendrix in the SEC required tables set forth in “Executive Compensation” includes the previously disclosed 2010 equity awards made by the Board in connection with its 2009 year-end compensation review. Mr. Hendrix was promoted to Chief Executive Officer in January of 2009. In part because of conditions that existed in the financial markets at the time of Mr. Hendrix’s promotion, and in part to enable a better evaluation of his performance in his new role, the Board decided to delay for a twelve-month period its consideration of any equity grant to Mr. Hendrix in connection with the promotion. Subsequently, as part of the Board’s 2009 year-end compensation review and in light of Mr. Hendrix’s increased responsibilities and contributions to our company as Chief Executive Officer, the Compensation Committee and the Board reviewed competitive equity ownership levels of Chief Executive Officers of peer companies in early 2010. Based on their review and in consideration of the benefits of further aligning Mr. Hendrix’s short and long-term interests with those of our company and our shareholders, the Board in early 2010 approved one-time awards of 750,000 RSUs and 250,000 stock options to Mr. Hendrix. These awards were described last year in the proxy statement for our 2010 annual meeting of shareholders.

Name	Compensation for 2010
	Base Salary ($)	Bonus Awards		Total ($)
		Cash Component ($)	Stock Award Component ($)(1)(2)
Richard J. Hendrix	750,000	400,000	142,125	1,292,125
President and Chief Executive Officer

Bradley J. Wright	371,154	200,000	71,063	642,217
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

James C. Neuhauser	492,308	400,000	142,125	1,034,433
Executive Vice President and Head of Investment Banking

Jonathan L. Billings	290,385	—	—	290,385
Executive Vice President and Head of Institutional Brokerage (Retired July 25, 2010)

Michael A. Lloyd	395,384	572,000	260,563	1,227,947
Senior Managing Director, Group Head of Credit, Convertibles, and Options

Adam J. Fishman	395,385	555,846	280,723	1,231,954
Senior Managing Director, Head of Sales and Research

(1)	The amounts in these columns represent the aggregate grant date fair value of stock awards and stock options computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the stock options granted to employees appears in Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(2)	The following RSU awards were granted to our executives for their 2010 performance:
On February 23, 2011, Mr. Hendrix was awarded 37,500 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, subject to continued employment.
On February 23, 2011, Mr. Wright was awarded 18,750 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, subject to continued employment.
On February 23, 2011, Mr. Neuhauser was awarded 37,500 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, subject to continued employment.

On February 23, 2011, Mr. Fishman and Mr. Lloyd were each awarded 68,750 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, each subject to continued employment.
On August 9, 2010, Mr. Fishman was awarded 5,947 RSUs, each representing the right to receive one share of our common stock. 5,650 RSUs are scheduled to vest on a pro-rata basis on the first, second, and third anniversaries of the date of grant, and 297 RSUs are scheduled to vest fully on the third anniversary of the date of grant, subject to continued employment.

Awards of RSUs and stock options to executive officers and other eligible persons are made on a regular award date each year shortly after the end of the applicable performance year. The award date is scheduled to give us sufficient time to complete all performance reviews and obtain all necessary approvals.

We occasionally make awards of RSUs or stock options other than on the regular annual award date, usually in connection with hiring a new key employee or other incentive awards under our 2006 LTIP.

Formal approval for awards is obtained prior to the grant. We do not coordinate the timing of our awards with the release of material non-public information. The exercise price for the stock options equals the closing price of our common stock on the trading day immediately preceding the grant date.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below contains, in compliance with the reporting requirements of the SEC, the compensation information for our named executive officers for the years ended December 31, 2010, 2009, and 2008. In accordance with SEC rules, the following table includes for a particular calendar year only those stock and option awards granted during that calendar year, rather than awards granted after year end, even if awarded for services in that calendar year. Therefore, the Compensation Committee and the Board view the Supplemental Compensation Table as a better reflection of their views on compensation related to 2010 performance, especially as it relates to the one-time award of 750,000 RSUs and 250,000 stock options to Mr. Hendrix approved by the Board in 2010 in connection with his promotion in January of 2009 to Chief Executive Officer that is discussed in more detail above. The Summary Compensation Table below includes values for contingent compensation, such as unvested and/or unpaid stock awards and unexercised stock options. For example, performance share awards that have been granted to the named executive officers but not paid by us have been valued in the table below based on the most probable outcomes as of the date of the grants, even in cases where the fair value of such awards determined as of the present date would be lower. The named executive officers may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amount listed in the Summary Compensation Table and related footnotes. In addition, equity compensation is reported in several different tables in this proxy statement. For that reason, investors should take care to not “double count” equity awards.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen sation ($)(4)	Total ($)
Richard J. Hendrix	2010	750,000	400,000	5,212,252	730,000	—	—	—	7,092,252
President and Chief Executive Officer	2009	750,000	1,139,750	—	870,000	—	—	—	2,759,750
	2008	750,000	1,700,000	2,113,600	585,200	—	—	—	5,148,800

Bradley J. Wright	2010	371,154	200,000	74,614	22,200	—	—	—	667,968
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2009	250,000	393,600	63,935	—	—	—	—	707,535
	2008	206,731	385,654	376,373	63,397	—	—	—	1,032,155

James C. Neuhauser	2010	492,308	400,000	703,250	325,500	—	—	—	1,921,058
Executive Vice President and Head of Investment Banking	2009	250,000	703,250	235,295	—	—	—	—	1,188,545
	2008	250,000	800,000	1,363,500	292,600	—	—	—	2,706,100

Jonathan L. Billings	2010	290,386	—	703,250	325,500	—	—	8,027	1,327,163
Executive Vice President and Head of Institutional Brokerage (Retired July 25, 2010)	2009	250,000	703,250	235,295	—	—	—	—	1,188,545

Michael A. Lloyd	2010	395,384	572,000	835,401	441,600	—	—	—	2,244,385
Senior Managing Director, Group Head of Credit, Convertibles, and Options

Adam J. Fishman	2010	395,385	555,846	20,161	114,066	—	—	100,000	1,185,458
Senior Managing Director, Head of Sales and Research

(1)	For Messrs. Fishman and Lloyd, compensation is not shown for fiscal year 2009 or fiscal year 2008 because they were not named executive officers in fiscal year 2009 or fiscal year 2008. For Mr. Billings, compensation is not shown for fiscal year 2008 because he was not a named executive officer in fiscal year 2008. As previously disclosed, Mr. Billings retired from his position as an officer of our company and its subsidiaries on July 25, 2010.
(2)

Amounts represent cash portion of bonus compensation attributable to the relevant performance year. The 2008 bonus compensation for Mr. Wright includes a sign-on bonus of $40,000 that we paid to Mr. Wright when he joined our company. As previously disclosed, the

2008 bonus for Mr. Hendrix is comprised of a payment of $1,700,000 that he received from us pursuant to the retention incentive agreement entered into on April 30, 2008. If, prior to the first anniversary of the retention incentive agreement, Mr. Hendrix had voluntarily resigned without Good Reason (as defined in his employment agreement) or had been terminated with Cause (as defined in his employment agreement), he would have been required to pay back in full the $1,700,000 payment. If Mr. Hendrix had died or become permanently Disabled (as defined in his employment agreement) prior to the first anniversary of the retention incentive agreement, no portion of the cash retention incentive would have been repayable. Mr. Hendrix has reached employment through the first anniversary of the retention incentive agreement and was not required to repay the cash incentive payment.

(3)	The awards reported in these columns do not reflect the Compensation Committee’s and the Board’s view of the equity incentives awarded to Mr. Hendrix for 2010 performance, especially as it relates to the one-time award of 750,000 RSUs and 250,000 stock options to Mr. Hendrix approved by the Board in 2010 in connection with his promotion in January of 2009 to Chief Executive Officer as described in more detail in the foregoing “Supplemental 2010 Compensation Table” section, yet these columns do reflect 2010 calendar year awards in compliance with the reporting requirements of the SEC. The amounts in these columns represent the aggregate grant date fair value of stock-based awards computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the RSUs and stock options granted for fiscal year 2010 appears in Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. For certain awards modified in 2008, the incremental fair value of the modified award as computed in accordance the FASB ASC Topic 718 has been included in these columns.
(4)	In connection with his retirement from our company as of July 25, 2010, and based on his length of service and hire date with our company, Mr. Jonathan Billings and his eligible dependents are eligible for health plan coverage through our group health plans for a period of five years from his retirement. The premiums for this coverage are paid for by our company. The amount reported in this column represents the amount in premiums we paid in 2010 for health plan coverage following Mr. Billings’ retirement.

On January 29, 2010, as part of his 2009 performance discretionary compensation, Mr. Fishman was awarded the right to receive 5,000 shares of Class A Common Stock of National Bank Holdings Corporation (“NBH”), valued at $100,000 upon grant based on a market price per share of $20. Subject to continued employment with FBR and/or its affiliates, 50% of the award vests upon consummation of a “Qualified Investment Transaction,” which occurred on December 10, 2010, and 50% will vest 12 months following consummation of the Qualified Investment Transaction, but no later than 18 months from the initial offering date of October 20, 2009, unless a definitive agreement for a Qualified Investment Transaction is not executed during such period. As defined in the NBH offering memorandum, a “Qualified Investment Transaction” means an Investment Transaction (as defined below) that, together with any other Investment Transaction (including any follow-on investments in or contributions to the capital of any businesses in which NBH previously invested in connection with an Investment Transaction), represents total capital deployed (measured in each case as of the time of the relevant Investment Transaction) of at least 25% of the net proceeds from the offering. An “Investment Transaction” means a transaction in which NBH acquires control of, or makes a non-control investment in, a banking institution (including any savings association or similar financial institution) within the United States, provided that non-control investments will not qualify as Investment Transactions unless NBH obtains a board seat or other governance rights pursuant to a shareholder rights or similar agreement. In addition to the employment-based vesting described above, the shares are subject to forfeiture in the event NBH does not enter into a Qualified Investment Transaction by the Investment Transaction Deadline, defined in the NBH offering memorandum as 24 months from the consummation of the initial offering date of October 20, 2009, or if such transaction is not subsequently consummated, as described more fully in the offering memorandum, regardless of whether or not employment with our company continues.

Grants of Plan-Based Awards Table for 2010

The following table presents information concerning each grant made to our named executive officers in the fiscal year ended December 31, 2010, under any plan, including awards, if any, that subsequently have been transferred. In accordance with SEC rules, the table does not include February 2011 awards granted as compensation for services performed in 2010.

Name	Grant Date	Date of Compensation Committee Approval		All Other Stock Awards: Number of Shares of Stock (#)(1)	All Other Stock Awards: Number of Shares Underlying Options(1)(2)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value ($)(3)
Richard J. Hendrix	2/9/2010	2/8/2010		750,000				4,072,500
	2/9/2010	2/8/2010		209,899				1,139,752
	2/9/2010	2/8/2010			250,000	5.43	5.51	730,000
Bradley J. Wright	2/9/2010	2/8/2010		12,366				67,147
	2/9/2010	2/8/2010		1,375				7,466
	4/8/2010	2/8/2010			12,000	4.57	4.61	22,200
James C. Neuhauser	2/9/2010	2/8/2010		129,512				703,250
	2/9/2010	2/8/2010			150,000	5.43	5.51	325,500
Jonathan L. Billings	2/9/2010	2/8/2010		129,512				703,250
	2/9/2010	2/8/2010			150,000	5.43	5.51	325,500
Michael A. Lloyd	1/4/2010		(4)	30,000				185,400
	1/4/2010		(4)		160,000	6.18	6.56	441,600
	1/29/2010		(4)	106,036				650,001
Adam J. Fishman	2/4/2010		(4)		17,270	5.79	5.48	40,066
	4/8/2010		(4)		40,000	4.57	4.61	74,000
	8/9/2010		(4)	5,650				19,154
	8/9/2010		(4)	297				1,007

(1)	Based on a review of Mr. Hendrix’s increased responsibilities and contributions to our company as Chief Executive Officer, the benefits of further aligning Mr. Hendrix’s short and long-term interests with those of our company and shareholders, and a review of Mr. Hendrix’s equity ownership as Chief Executive Officer of our company, on February 9, 2010 the Board approved the following awards of RSUs and stock options: 750,000 RSUs, each representing the right to receive one share of our company’s common stock, that vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment; and options to purchase 250,000 shares of our company’s common stock. The options have an exercise price of $5.43, which was the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, will vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment, and will expire on the tenth anniversary of the date of grant. These awards are one-time awards and the grant of these awards does not contemplate any additional awards in the future.

In addition, on February 9, 2010, Mr. Hendrix was awarded 209,899 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment with our company. These units were awarded under the 2006 LTIP as partial payment of the discretionary bonus paid to Mr. Hendrix by us for his 2009 service.

On February 9, 2010, Mr. Wright was awarded 13,741 RSUs, each representing the right to receive one share of our common stock. 12,366 RSUs are scheduled to vest on a pro-rata basis on the first, second, and third anniversaries of the date of grant, and 1,375 RSUs are scheduled to vest fully on the third anniversary of the date of grant, subject to continued employment with our company. These units were awarded under the 2006 LTIP as partial payment of the discretionary bonus paid to Mr. Wright by us for his 2009 service.

On February 9, 2010 Mr. Neuhauser was awarded 129,512 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment with our company. These units were awarded under the 2006 LTIP as partial payment of the discretionary bonus paid to Mr. Neuhauser by us for his 2009 service.

On February 9, 2010 Mr. Billings was awarded 129,512 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment with our company. These units were awarded under the 2006 LTIP as partial payment of the discretionary bonus paid to Mr. Billings by us for his 2009 service.

On January 4, 2010, Mr. Lloyd was awarded one-time awards of RSUs and stock options for incentive and retention purposes: 30,000 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company; and options to purchase 160,000 shares of our common stock. The options have an exercise price of $6.18, equal to the closing price of our company’s common stock on December 31, 2009, the trading day preceding the date of grant, and will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant. These one-time awards were granted under the 2006 LTIP and do not contemplate any additional awards in the future.

On January 29, 2010, Mr. Lloyd was awarded 106,036 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company. These units were awarded under the 2006 LTIP as partial payment of the performance bonus paid to Mr. Lloyd by us for his 2009 service. A portion of this award was part of the compensation package offered to Mr. Lloyd to join our company in 2008.

On August 9, 2010, Mr. Fishman was awarded 5,947 RSUs, each representing the right to receive one share of our common stock. 5,650 RSUs are scheduled to vest on a pro-rata basis on the first, second, and third anniversaries of the date of grant, and 297 RSUs are scheduled to vest fully on the third anniversary of the date of grant, subject to continued employment with our company. These units were awarded under the 2006 LTIP as partial payment of the bonus paid to Mr. Fishman by us for his 2010 service.

(2)	As part of our company’s Partner Leveraged Stock Purchase Program in which the executive officer was awarded three options for each share of our company’s common stock purchased, on April 8, 2010, Mr. Wright was awarded options to purchase 12,000 shares of our common stock. These options have an exercise price of $4.57, equal to the closing price of our common stock on April 7, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause, in which case vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Mr. Wright sells any shares of our company stock before the expiration date of this options award, which reduces the aggregate number of shares deemed to be held by Mr. Wright for purposes of the company’s Partner Ownership Guidelines to less than the minimum number of shares established for him under such Guidelines, then the number of shares purchasable under this options award, whether vested or not vested, shall be immediately reduced by three options per each share sold.

On February 9, 2010, Mr. Neuhauser was awarded options to purchase 150,000 shares of our common stock. The options have an exercise price of $5.43, equal to the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the sixth anniversary of the date of grant. This award is a one-time award granted for incentive and retention purposes and does not contemplate any additional awards in the future.

On February 9, 2010, Mr. Billings was awarded options to purchase 150,000 shares of our common stock. The options have an exercise price of $5.43, equal to the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the sixth anniversary of the date of grant. This award is a one-time award granted for incentive and retention purposes and does not contemplate any additional awards in the future.

As part of our company’s Partner Leveraged Stock Purchase Program, in which members of our Partnership group, other than named executive officers, were awarded two options for each share of our company’s common stock purchased, Mr. Fishman, who was not an executive officer of our company at the time, was granted the following awards: On February 4, 2010, Mr. Fishman was awarded options to purchase 17,270 shares of our common stock at an exercise price of $5.79, which was the closing price of our company’s common stock on February 3, 2010, the day preceding the grant date; and on April 8, 2010, Mr. Fishman was awarded options to purchase 40,000 shares of our common stock at an exercise price of $4.57, which was the closing price of our company’s common stock on April 7, 2010, the day preceding the grant date. Both awards of stock options to Mr. Fishman will vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause, in which case vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Mr. Fishman sells any shares of our company stock before the expiration date of these option awards, which reduces the aggregate number of shares deemed to be held by Mr. Fishman for purposes of the company’s Partner Ownership Guidelines to less than the minimum number of shares established for him under such Guidelines, then the number of shares purchasable under these option awards, whether vested or not vested, shall be immediately reduced by two options per each share sold.

(3)	Represents the grant date fair value, which has been computed in accordance with FASB ASC Topic 718.

(4)	Compensation Committee approval was not required for this grant because Messrs. Lloyd and Fishman were not executive officers of the company at the time of the grant.

Outstanding Equity Awards At 2010 Fiscal Year-End

The following table sets forth information concerning equity awards of our named executive officers that were outstanding at December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)(1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)(1)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Richard J. Hendrix		320,000		5.61	8/20/2015	1,119,899	4,278,014	160,000	611,200
	125,000	375,000		2.95	2/24/2019
		250,000		5.43	2/9/2020
Bradley J. Wright		34,667		5.61	8/20/2015	71,607	273,539	17,333	66,212
		12,000		4.57	4/8/2016
James C. Neuhauser	135,000			15.00	8/16/2012	301,201	1,150,588	80,000	305,600
		160,000		5.61	8/20/2015
		150,000		5.43	2/9/2016
Jonathan L. Billings	135,000			15.00	8/16/2012	301,193	1,150,557	80,000	305,600
		160,000		5.61	7/25/2013
		150,000		5.43	7/25/2013
Michael A. Lloyd		20,000		6.80	12/24/2015	240,203	917,575
		160,000		6.18	1/4/2017
Adam J. Fishman	45,000			15.00	8/16/2012	82,259	314,229	13,333	50,932
		26,667		5.61	8/20/2015
		30,000		6.80	12/24/2015
		17,270		5.79	2/4/2016
		40,000		4.57	4/8/2016

(1)	On February 24, 2009, Mr. Hendrix was granted options to purchase 500,000 shares of our company’s common stock. The options have an exercise price of $2.95, equal to the closing price of our common stock on February 23, 2009, the day preceding the date of grant, and vest in four equal installments on the first four anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment, and will expire on the tenth anniversary of the date of grant.
In connection with our July 2006 private offering, Arlington Asset’s Board of Directors, which at the time included Mr. Hendrix, awarded stock options under our 2006 LTIP to Messrs. Billings, Fishman, and Neuhauser with 3-year cliff vesting on August 16, 2009, the third anniversary of the grant date, a strike price of $15 per share, and a six-year term until expiration. These awards were made subject to continued employment with our company. As previously disclosed, Mr. Billings retired from his position as an officer of our company and its subsidiaries on July 25, 2010. According to the retirement provisions set forth in the 2006 LTIP and the award agreement, upon retirement, Mr. Billings’ unvested stock options continue to vest according to their original schedule, and once vested, remain exercisable for the lesser of three years from the retirement date or the original terms; vested options as of the date of retirement remain exercisable for the lesser of three years from the date of retirement or the original terms.
(2)	On August 20, 2008, Messrs. Hendrix, Billings, Fishman, Neuhauser, and Wright were granted options to purchase shares of our common stock under the 2006 LTIP. These options become exercisable in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, at an exercise price of $5.61 per share, which was the closing price of our common stock on August 19, 2008, the day preceding the date of grant.
Based on a review of Mr. Hendrix’s increased responsibilities and contributions to our company as Chief Executive Officer, the benefits of further aligning Mr. Hendrix’s short and long-term interests with those of our company and shareholders, and a review of Mr. Hendrix’s equity ownership as Chief Executive Officer of our company, on February 9, 2010 the Board approved the award of options to purchase 250,000 shares of our company’s common stock. The options have an exercise price of $5.43, which was the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, will vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment, and will expire on the tenth anniversary of the date of grant.

As part of our company’s Partner Leveraged Stock Purchase Program in which the executive officer was awarded three options for each share of our company’s common stock purchased, on April 8, 2010, Mr. Wright was awarded options to purchase 12,000 shares of our common stock. These options have an exercise price of $4.57, equal to the closing price of our common stock on April 7, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause, in which case vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Mr. Wright sells any shares of our company stock before the expiration date of this options award, which reduces the aggregate number of shares deemed to be held by Mr. Wright for purposes of the company’s Partner Ownership Guidelines to less than the minimum number of shares established for him under such Guidelines, then the number of shares purchasable under this options award, whether vested or not vested, shall be immediately reduced by three options per each share sold.

On February 9, 2010, Messrs. Billings and Neuhauser were each awarded options to purchase 150,000 shares of our common stock. The options have an exercise price of $5.43, equal to the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the sixth anniversary of the date of grant. These awards are one-time awards granted for incentive and retention purposes and do not contemplate any additional awards in the future. As previously disclosed, Mr. Billings retired from his position as an officer of our company and its subsidiaries on July 25, 2010. According to the retirement provisions set forth in the 2006 LTIP and the award agreement, upon retirement, Mr. Billings’ unvested stock options continue to vest according to their original schedule, and once vested, remain exercisable for the lesser of three years from the retirement date or the original terms; vested options as of the date of retirement remain exercisable for the lesser of three years from the date of retirement or the original terms.
As part of our company’s Partner Leveraged Stock Purchase Program, in which members of our Partnership group, other than named executive officers, were awarded two options for each share of our company’s common stock purchased, Mr. Fishman and Mr. Lloyd, who were not executive officers of our company at the time, were granted the following options awards: On December 24, 2009, Mr. Lloyd and Mr. Fishman were awarded options to purchase 20,000 and 30,000 shares of our common stock, respectively, at an exercise price of $6.80, which was the closing price of our company’s common stock on December 23, 2009, the day preceding the grant date; on February 4, 2010, Mr. Fishman was awarded options to purchase 17,270 shares of our common stock at an exercise price of $5.79, which was the closing price of our company’s common stock on February 3, 2010, the day preceding the grant date; and on April 8, 2010, Mr. Fishman was awarded options to purchase 40,000 shares of our common stock at an exercise price of $4.57, which was the closing price of our company’s common stock on April 7, 2010, the day preceding the grant date. These awards of stock options to Mr. Fishman and Mr. Lloyd under the Partner Leveraged Stock Purchase Program vest in full on the third anniversary of the respective dates of grant, subject to continued employment with our company, unless termination is involuntary without cause. Upon involuntary termination without cause, vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the respective dates of grant. Under this program, if Mr. Fishman or Mr. Lloyd sell any shares of our company stock before the expiration date of these options awards, which reduces the aggregate number of shares deemed to be held by Mr. Fishman or Mr. Lloyd for purposes of the company’s Partner Ownership Guidelines to less than the minimum number of shares established for them under such Guidelines, then the number of shares purchasable under these options awards, whether vested or not vested, shall be immediately reduced by two options per each share sold.
On January 4, 2010, Mr. Lloyd was awarded options to purchase 160,000 shares of our common stock as a one-time grant for incentive and retention purposes. The options have an exercise price of $6.18, equal to the closing price of our company’s common stock on December 31, 2009, the trading day preceding the date of grant, and will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant.
(3)	Unvested restricted shares/units held by Mr. Hendrix at December 31, 2010 vest as follows: 160,000 will vest in three equal annual installments beginning on February 20, 2011, 750,000 will vest in three equal annual installments beginning on February 9, 2013, and 209,899 will vest in full on February 9, 2013.
Unvested restricted shares/units held by Mr. Wright at December 31, 2010 vest as follows: 12,366 will vest in three equal annual installments beginning on February 9, 2011, 12,282 will vest in two equal annual installments beginning on February 24, 2011, 25,000 will vest in three equal annual installments beginning on February 25, 2011, 17,333 will vest in three equal annual installments beginning on April 21, 2011, 3,251 will vest in full on February 24, 2012, and 1,375 will vest in full on February 9, 2013.
Unvested restricted shares/units held by Mr. Neuhauser at December 31, 2010 vest as follows: 21,193 will vest in full on February 15, 2011, 80,000 will vest in three equal annual installments beginning on February 21, 2011, 45,198 will vest in two equal annual installments beginning on February 24, 2011, 13,334 will vest in two equal annual installments beginning on June 7, 2011, 11,964 will vest in full on February 24, 2012, and 129,512 will vest in full on February 9, 2013.
Unvested restricted shares/units held by Mr. Billings at December 31,2010 vest as follows: 21,185 will vest in full on February 15, 2011, 80,000 will vest in three equal annual installments beginning on February 21, 2011, 45,198 will vest in two equal annual installments beginning on February 24, 2011, 13,334 will vest in two equal annual installments beginning on June 7, 2011, 11,964 will vest in full on February 24, 2012, and 129,512 will vest in full on February 9, 2013.
Unvested restricted shares/units held by Mr. Lloyd at December 31, 2010 vest as follows: 13,441 will vest in full on June 23, 2011, 90,726 will vest in three equal annual installments beginning on June 23, 2011, 30,000 will vest in three equal annual installments beginning on January 4, 2013, and 106,036 will vest in three equal annual installments beginning on January 29, 2013.
Unvested restricted shares/units held by Mr. Fishman at December 31, 2010 vest as follows: 2,979 will vest in full on February 1, 2011, 63,333 will vest in three equal annual installments beginning on February 21, 2011, 10,000 will vest in two equal annual installments beginning on June 7, 2011, 5,650 will vest in three equal annual installments beginning on August 9, 2011, and 297 will vest in full on August 9, 2013.
(4)	The market value of the restricted shares and RSUs that have not vested as of December 31, 2010 was calculated based on $3.82 per share, the closing price of our company’s common stock on December 31, 2010. Dividends, if any, will be paid on outstanding shares of restricted stock at the same rate as paid to all holders of record of our common stock. For 2010, we did not pay any dividends on shares of our common stock.

(5)	The shares or units held by Messrs. Hendrix, Billings, Fishman, Neuhauser, and Wright will vest in three equal annual installments beginning on February 21, 2011 if the average market price for our common stock is at least $8.00 per share for any 20 consecutive trading days prior to February 21, 2011. All vesting is subject to continued employment with us.

Option Exercises and Stock Vested

No stock options to purchase shares of our common stock were exercised by our named executive officers in 2010. In 2010, the following restricted shares vested to our named executive officers:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard J. Hendrix	11,454	40,089
Bradley J. Wright	6,140	33,279
James C. Neuhauser	91,815	413,910
Jonathan L. Billings	67,283	312,890
Michael A. Lloyd	13,441	48,522
Adam J. Fishman	19,355	78,088

(1)	Shares of Mr. Hendrix vested in 2010 as follows: 11,454 shares vested on July 25, 2010, which was a Sunday. The market price per share of our common stock on July 26, 2010, the first business day following the vesting date, closed at $3.50.
Shares of Mr. Wright vested in 2010 as follows: 6,140 shares vested on February 24, 2010. The market price per share of our common stock on that date closed at $5.42.
Shares of Mr. Neuhauser vested in 2010 as follows: 19,544 shares vested on February 12, 2010. The market price per share of our common stock on that date closed at $5.03. 13,857 shares vested on February 15, 2010, which was a holiday. The market price per share of our common stock on February 16, 2010, the first business day following the vesting date, closed at $5.10. 22,599 shares vested on February 24, 2010. The market price per share of our common stock on that date closed at $5.42. 6,666 shares vested on June 7, 2010. The market price per share of our common stock on that date closed at $3.72. 29,149 shares vested on August 3, 2010. The market price per share of our common stock on that date closed at $3.35.
Shares of Mr. Billings vested in 2010 as follows: 8,336 shares vested on February 12, 2010. The market price per share of our common stock on that date closed at $5.03. 13,852 shares vested on February 15, 2010, which was a holiday. The market price per share of our common stock on February 16, 2010, the first business day following the vesting date, closed at $5.10. 22,599 shares vested on February 24, 2010. The market price per share of our common stock on that date closed at $5.42. 6,666 shares vested on June 7, 2010. The market price per share of our common stock on that date closed at $3.72. 15,830 shares vested on August 3, 2010. The market price per share of our common stock on that date closed at $3.35.
Shares of Mr. Lloyd vested in 2010 as follows: 13,441 shares vested on June 23, 2010. The market price per share of our common stock on that date closed at $3.61.
Shares of Mr. Fishman vested in 2010 as follows: 2,981 vested on February 1, 2010. The market price per share of our common stock on that date closed at $5.92. 1,820 shares vested on June 1, 2010. The market price per share of our common stock on that date closed at $4.01. 5,000 shares vested on June 7, 2010. The market price per share of our common stock on that date closed at $3.72. 4,474 shares vested on September 1, 2010. The market price per share of our common stock on that date closed at $3.44. 5,080 shares vested on December 1, 2010. The market price per share of our common stock on that date closed at $3.77.

All Other Compensation

Name	Other Compensation(1) ($)
Richard J. Hendrix	0
Bradley J. Wright	0
James C. Neuhauser	0
Jonathan L. Billings	8,027
Michael A. Lloyd	0
Adam J. Fishman	100,000

(1)	In connection with his retirement from our company as of July 25, 2010, and based on his length of service and hire date with our company, Mr. Jonathan Billings and his eligible dependents are eligible for health plan coverage through our group health plans for a period of five years from his retirement. The premiums for this coverage are paid for by our company. The amount reported in this column represents the amount in premiums we paid in 2010 for health plan coverage following Mr. Billings’ retirement.

On January 29, 2010, as part of his 2009 performance discretionary compensation, Mr. Fishman was awarded the right to receive 5,000 shares of Class A Common Stock of NBH, valued at $100,000 upon grant based on a market price per share of $20. Subject to continued employment with FBR and/or its affiliates, 50% of the award vests upon consummation of a “Qualified Investment Transaction,” which occurred on December 10, 2010, and 50% will vest 12 months following consummation of the Qualified Investment Transaction, but no later than 18 months from the initial offering date of October 20, 2009, unless a definitive agreement for a Qualified Investment Transaction is not executed during such period. As defined in the NBH offering memorandum, a “Qualified Investment Transaction” means an Investment Transaction (as defined below) that, together with any other Investment Transaction (including any follow-on investments in or contributions to the capital of any businesses in which NBH previously invested in connection with an Investment Transaction), represents total capital deployed (measured in each case as of the time of the relevant Investment Transaction) of at least 25% of the net proceeds from the offering. An “Investment Transaction” means a transaction in which NBH acquires control of, or makes a non-control investment in, a banking institution (including any savings association or similar financial institution) within the United States, provided that non-control investments will not qualify as Investment Transactions unless NBH obtains a board seat or other governance rights pursuant to a shareholder rights or similar agreement. In addition to the employment-based vesting described above, the shares are subject to forfeiture in the event NBH does not enter into a Qualified Investment Transaction by the Investment Transaction Deadline, defined in the NBH offering memorandum as 24 months from the consummation of the initial offering date of October 20, 2009, or if such transaction is not subsequently consummated, as described more fully in the offering memorandum, regardless of whether or not employment with our company continues.

Potential Payments Upon Termination or Change-in-Control

With the exception of our company’s employment agreement with Richard J. Hendrix, we do not have employment contracts or post-termination compensation agreements with any of our named executive officers, and we do not have contractual provisions or other arrangements with any of the named executive officers, which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination (including constructive termination) of a named executive officer. The Board of Directors retains discretion to provide severance in a particular case, although we are under no obligation to do so. Unvested stock options, restricted stock awards, and RSUs held by grantees, including those held by named executive officers, may vest upon a change in control or following a change in control, or upon termination of employment due to death or disability, as provided under the terms of our 2006 LTIP.

The following tables represent the payments due to our named executive officers in the event termination or change in control payments would have been triggered under the 2006 LTIP and Mr. Hendrix’s employment agreement as of December 31, 2010. For further information on the terms of Mr. Hendrix’s employment agreement, see “Certain Relationships and Transactions with Related Persons — Employment Agreement With Our President and Chief Executive Officer” above and also the actual employment agreement, which we filed as an exhibit to our Quarterly Report on Form 10-Q on May 12, 2008.

Payments Due Upon Termination Without Cause or Resignation for Good Reason

Name	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)(4)	Total ($)
Richard J. Hendrix	3,808,346	4,889,214	435,000	0	0	107,232	9,239,792
Bradley J. Wright	14,423	0	0	0	0	0	14,423
James C. Neuhauser	19,231	0	0	0	0	0	19,231
Jonathan L. Billings	0	0	0	0	0	0	0
Michael A. Lloyd	15,385	0	0	0	0	0	15,385
Adam J. Fishman	15,385	0	0	0	0	0	15,385

(1)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, Mr. Hendrix is entitled to receive within ten days after the termination of his employment a single-sum cash payment equal to two times the average total annual salary and performance bonus earned by and paid to Mr. Hendrix with respect to the two fiscal years preceding the date of termination. In addition, in the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, the unpaid portion of any earned and accrued, but not yet paid, annual salary shall be paid to Mr. Hendrix in a lump sum within ten days after the termination of his employment. For the purposes of this table, we assume that the termination occurred on December 31, 2010, before he received the last bi-weekly payment of the year.

In the event of termination without cause or resignation for good reason as of December 31, 2010, Messrs. Fishman, Lloyd, Neuhauser, and Wright would receive the unpaid portion of earned and accrued, but not yet paid, annual salary.
(2)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, all unvested incentive equity and equity-based awards, including any performance-based awards that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009, shall immediately vest and any time-based forfeiture restrictions shall immediately lapse.
(3)	The value of all restricted shares and RSUs whose time-based forfeiture provisions would lapse is based on the number of shares multiplied by $3.82 per share, the closing price of our common stock on December 31, 2010, the last trading day of the year. The value of all options that would vest upon termination is based on the number of options multiplied by the difference between $3.82 per share, the closing price of our common stock on December 31, 2010, the last trading day of the year, and the options strike price.
(4)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, our company shall, for five years, provide Mr. Hendrix and his qualified beneficiaries health plan coverage through our group health plans while Mr. Hendrix is eligible under COBRA or shall reimburse Mr. Hendrix for premiums he incurs under a substantially similar private health insurance plan thereafter. For the purposes of this table, we assume that the cost of the health plan coverage is the same as the average per-employee amount we pay to provide our employees health care coverage in 2011, with an annual cost increase trend of 10.5%, as projected by our external healthcare benefits advisor.

Payments Due Upon Termination Without Cause Due to A Reduction in Force

Name	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)(5)	Total ($)
Richard J. Hendrix	3,808,346	4,889,214	435,000	0	0	107,232	9,239,792
Bradley J. Wright	14,423	133,284	0	0	0	0	147,707
James C. Neuhauser	19,231	525,517	0	0	0	0	544,748
Jonathan L. Billings	0	0	0	0	0	0	0
Michael A. Lloyd	15,385	299,014	0	0	0	0	314,399
Adam J. Fishman	15,385	173,837	0	0	0	0	189,222

(1)	Our 2006 LTIP specifically contemplates a termination without cause due to a reduction in force, whereas Mr. Hendrix’s employment agreement contemplates a termination without cause more broadly. This table includes the same information for Mr. Hendrix as the table above entitled “Payments Due Upon Termination Without Cause or Resignation for Good Reason.” Please refer to the footnotes of that table for details of payments to Mr. Hendrix that would have been made if he had been terminated without cause due to a reduction in force on December 31, 2010.
In the event of termination without cause due to a reduction in force as of December 31, 2010, Messrs. Fishman, Lloyd, Neuhauser, and Wright would receive the unpaid portion of earned and accrued, but not yet paid, annual salary.
As Mr. Billings retired from our company as of July 25, 2010, no payment or stock award vesting is contemplated upon a December 31, 2010 termination.
(2)	In the event of a termination without cause due to a reduction in force, and pursuant to our 2006 LTIP, our named executive officers’ unvested options and stock appreciation rights (as defined in the 2006 LTIP) shall be forfeited, restricted stock and RSUs subject to cliff vesting or annual pro rata vesting provisions shall vest pro rata and remaining unvested restricted stock and RSUs shall be forfeited, and all performance awards (as defined in the 2006 LTIP) shall be payable pro rata at the end of the applicable performance period and only if the associated performance goals are achieved.
The value of unvested restricted shares and RSUs is based on the number of shares that would vest in the event of a termination without cause due to a reduction in force multiplied by $3.82, which was the closing price of our common stock on December 31, 2010, the last trading day of the year.
(3)	This table assumes that the performance goals for the performance awards are not later achieved by the end of the applicable performance period. If the goals were assumed to be achieved, then the amounts in the column entitled “Stock Awards” would increase by the following amounts, which would be payable only at the end of the applicable performance period:

Name	Stock Awards ($)
Richard J. Hendrix	—
Bradley J. Wright	34,789
James C. Neuhauser	160,566
Jonathan L. Billings	—
Michael A. Lloyd	—
Adam J. Fishman	26,759

(4)	All outstanding vested options have an exercise price greater than the closing price of our common stock on December 31, 2010, the last trading day of the year; therefore, the value of those options for purposes of this table at that date was zero. As noted above, and pursuant to our 2006 LTIP, unvested options shall be forfeited in the event of a termination without cause due to a reduction in force.

(5)	In the event of a termination of Mr. Hendrix’s services to us without cause (i.e., due to a reduction in force), our company shall, for five years, provide Mr. Hendrix and his qualified beneficiaries health plan coverage through our group health plans while Mr. Hendrix is eligible under COBRA or shall reimburse Mr. Hendrix for premiums he incurs under a substantially similar private health insurance plan thereafter. For the purposes of this table, we assume that the cost of the health plan coverage is the same as the average per-employee amount we pay to provide our employees health care coverage in 2011, with an annual cost increase trend of 10.5%, as projected by our external healthcare benefits advisor.

Payments Due Upon Termination Due to Death or Disability

Name	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Richard J. Hendrix	28,846	4,889,214	435,000	0	0	0	5,353,060
Bradley J. Wright	14,423	339,751	0	0	0	0	354,174
James C. Neuhauser	19,231	1,456,188	0	0	0	0	1,475,419
Jonathan L. Billings	0	0	0	0	0	0	0
Michael A. Lloyd	15,385	917,575	0	0	0	0	932,960
Adam J. Fishman	15,385	365,161	0	0	0	0	380,546

(1)	In the event of a termination of Mr. Hendrix’s services to us due to his death or disability, the unpaid portion of any earned and accrued, but not yet paid, annual salary shall be paid to his estate in a lump sum. In addition, in the event of a termination of Mr. Hendrix’s services to us due to his death or disability, Mr. Hendrix is also entitled to any unpaid amounts of any earned and accrued, but not yet paid, amounts under any bonus, equity or long-term incentive plan of our company then in effect. For the purposes of this table, we assume that Mr. Hendrix died or became disabled on December 31, 2010, before receiving the last bi-weekly payment of the year.
In the event of termination due to death or disability as of December 31, 2010, Messrs. Fishman, Lloyd, Neuhauser, and Wright would be entitled to the unpaid portion of earned and accrued, but not yet paid, annual salary.
(2)	In the event of a termination of Mr. Hendrix’s services to us due to his death or disability, and pursuant to his employment agreement with us, all unvested incentive equity and equity-based awards shall immediately vest and any time-based forfeiture restrictions shall immediately lapse.
In the event of a termination due to death or disability, and pursuant to the 2006 LTIP, unvested options and stock appreciation rights (as defined in the 2006 LTIP) immediately vest and become fully exercisable (and remain exercisable for one year), all unvested restricted stock fully vests and becomes free of all restrictions and deferral limitations and all performance awards (as defined in the 2006 LTIP) shall be considered to be earned and payable and any deferral or other restriction shall lapse.
The value of all unvested restricted shares is based on the number of shares that would vest in the event of a termination due to death or disability multiplied by $3.82, which was the closing price of our common stock on December 31, 2010, the last trading day of the year.
For purposes of this table, we assume that each named executive officer died on December 31, 2010, with the exception of Mr. Billings who retired from our company and its subsidiaries as of July 25, 2010. Mr. Billings’ stock awards qualified for retirement provisions upon his retirement from our company, pursuant to the 2006 LTIP, and therefore, would not subsequently qualify for death or disability provisions.
(3)	The value of all restricted shares and RSUs whose time-based forfeiture provisions would lapse in the event of a termination due to death or disability is based on the number of shares and RSUs multiplied by $3.82 per share, the closing price of our common stock on December 31, 2010, the last trading day of the year. The value of all options that would vest upon termination is based on the number of options multiplied by the difference between $3.82 per share, the closing price of our common stock on December 31, 2010, the last trading day of the year, and the options strike price.

Payments Due Upon Change in Control

Name	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Richard J. Hendrix	0	4,889,214	435,000	0	0	0	5,324,214
Bradley J. Wright	0	339,751	0	0	0	0	339,751
James C. Neuhauser	0	1,456,188	0	0	0	0	1,456,188
Jonathan L. Billings	0	1,456,157	0	0	0	0	1,456,157
Michael A. Lloyd	0	917,575	0	0	0	0	917,575
Adam J. Fishman	0	365,161	0	0	0	0	365,161

(1)	The value of all unvested restricted shares and RSUs is based on the number of shares and RSUs that would vest upon a change in control multiplied by $3.82, which was the closing price of our common stock on December 31, 2010, the last trading day of the year.

Unless an award agreement made under the 2006 LTIP states otherwise, upon a change in control, unvested options and stock appreciation rights (as defined in the 2006 LTIP) immediately vest and become fully exercisable, all unvested restricted stock and RSUs fully vest and becomes free of all restrictions and deferral limitations and all performance awards (as defined in the 2006 LTIP) shall be considered to be earned and payable and any deferral or other restriction shall lapse. Certain award agreements for our named executive officers state that the Compensation Committee shall determine the impact of a change in control, including whether RSUs will vest and become free of restrictions and deferral limitations or will be assumed or substituted for by the successor company. For purposes of this table, if the Compensation Committee were to have determined that the RSUs subject to this provision were to be assumed or substituted for by the successor company, then the Stock Awards amounts for this table would instead be as follows:

Name	Stock Awards ($)
Richard J. Hendrix	0
Bradley J. Wright	95,500
James C. Neuhauser	131,893
Jonathan L. Billings	131,863
Michael A. Lloyd	0
Adam J. Fishman	49,580

(2)	The value of all options that would vest upon change in control is based on the number of options multiplied by the difference between $3.82 per share, the closing price of our common stock on December 31, 2010, the last trading day of the year, and the options strike price.

COMPENSATION COMMITTEE REPORT

The following report is submitted by the Compensation Committee of the Board of Directors of FBR Capital Markets Corporation (the “Company”), which is composed of three independent directors, Messrs. Reimers (Chairman, effective February 9, 2010), Hynes and Michael. The Board of Directors has concluded that each member of the Compensation Committee is independent, and that during 2010 each member of the Compensation Committee was independent, in each case according to the independence standards set forth in the NASDAQ listing standards and the Company’s Corporate Governance Guidelines.

The Compensation Committee oversees the Company’s compensation program on behalf of the Board of Directors. During 2010, the Compensation Committee met seven times. In fulfilling its oversight duties, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this proxy statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted,

Arthur J. Reimers, Chairman

Thomas J. Hynes, Jr.

Ralph S. Michael, III

Note: Richard M. DeMartini served as chairman of the Compensation Committee until his resignation from the Board of Directors of the Company on February 9, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibility is to provide assistance and guidance to the Board of Directors in discharging its oversight responsibilities relating to: (1) the accounting and financial reporting practices, and internal control systems, of FBR Capital Markets Corporation (the “Company”) and its subsidiaries; (2) the reliability and integrity of the Company’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of the Company’s internal audit function.

The Audit Committee members are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, are responsible for planning and carrying out an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and of management’s assessment of the Company’s internal control over financial reporting, expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles as well as the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof, reviewing the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and other procedures.

During the last year, and earlier in 2011, in connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in fulfillment of its oversight responsibilities, the Audit Committee did the following, among other things:

•	discussed with PwC the overall scope of and plans for their audit;

•

reviewed, upon completion of the audit, the financial statements to be included in the Form 10-K and management’s report on internal control over financial reporting and discussed the financial statements and the Company’s internal control over financial reporting with management;

•

conferred with PwC and with senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls (including the Company’s internal control over financial reporting) in effect;

•	instructed PwC that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

•

discussed with PwC the results of their audit, including PwC’s assessment of the quality and appropriateness, not just acceptability, of the accounting principles applied by the Company, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements as well as other matters required to be communicated under generally accepted auditing standards, including the matters required by the Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•

obtained from PwC in connection with the audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that were discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by PwC, and any material written communications between PwC and management.

The Audit Committee held nine meetings in 2010. Throughout the year we conferred with PwC, the Company’s internal audit team, and senior management in separate executive sessions to discuss any matters that the Audit Committee, PwC, the internal audit team, or senior management believed should be discussed privately with the Audit Committee. We have direct and private access to both the internal and external auditors of the Company.

We have discussed with PwC their independence from management and the Company and have received and reviewed the written disclosure and the letter regarding the auditors’ independence as required by the Public Company Accounting Oversight Board. We have also concluded that PwC’s provision to the Company’s and its affiliates of the non-audit services is compatible with PwC’s obligation to remain independent.

We have also established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board determined that each member of the Audit Committee is independent under the independence standards for audit committee members in the rules promulgated by the SEC under the Exchange Act and in the applicable independence standards of the NASDAQ Marketplace Rules, that each member is able to read and understand fundamental financial statements and that each of Messrs. Michael, Kraemer and Reimers qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.fbr.com under “Corporate Governance.” Any future changes in the charter of the Audit Committee will also be reflected on this website.

Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. We have also recommended, and the Board has approved, the selection of PwC as the independent auditors for the fiscal year ending December 31, 2011.

Respectfully submitted,

Richard A. Kraemer, Chairman

Ralph S. Michael, III

Arthur J. Reimers

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment, as permitted under our Bylaws and Virginia law.

By Order of the Board of Directors,

William J. Ginivan
Executive Vice President and General Counsel

April 29, 2011

Appendix A

FBR CAPITAL MARKETS CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AS OF JUNE     , 2011)

1.	ESTABLISHMENT OF PLAN.

FBR Capital Markets Corporation, a Virginia corporation (the “Company”), proposes to grant options (“Options”) for purchase of the Company’s common stock, $0.001 par value (“Common Stock”), to eligible employees of the Company and its Designated Affiliates (as hereinafter defined) pursuant to this 2007 Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, the term “Affiliate” means a “parent corporation” or “subsidiary corporation” as “parent corporation” and “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends for this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or successor provisions to such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition therein.

2.	STOCK SUBJECT TO PLAN.

The total number of shares of the Common Stock available for issuance under this Plan shall be 2,000,000 shares plus up to 1,400,000 shares reallocated to this Plan from the shares authorized for issuance under the Company’s 2006 Long-Term Incentive Plan. Such number shall be subject to adjustments effected in accordance with Section 16 of this Plan. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under this Plan.

3.	PURPOSE.

The purpose of this Plan is to provide employees of the Company and its Designated Affiliates, as that term is defined in Section 5 of this Plan, with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Affiliates, and to provide an incentive for continued employment.

4.	ADMINISTRATION.

This Plan shall be administered by a committee (the “Committee”) appointed by the Company’s Board of Directors (the “Board”) consisting of at least two members, who need not be members of the Board and who may be eligible to participate in the Plan. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under this Plan, including all terms, conditions, restrictions, and limitations of Options; provided, however, that all participants granted Options under an offering pursuant to this Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5) except as required by applicable law. The Committee shall also have exclusive authority to interpret this Plan and may from time to time adopt rules and regulations of general application for this Plan’s administration. The Committee’s exercise of discretion and interpretation of this Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to this Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to an administrator for the Plan (the “Plan Administrator”), to employees of the Company or to independent contractors, as it deems advisable. If the Committee does not designate a Plan Administrator, or if the position of Plan Administrator is vacant, the Committee shall be the Plan Administrator. All expenses incurred in connection with the administration of this Plan shall be paid by the Company and the Designated Affiliates; provided, however, that the Plan Administrator may require a participant to pay any costs or fees in connection with the sale by the participant of shares of Common Stock acquired under this Plan or in connection with the participant’s request for the issuance of a certificate for shares of Common Stock held in the participant’s account under the Plan.

5.	ELIGIBILITY.

Any employee of the Company or a Designated Affiliate is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who are customarily employed for less than 20 hours per week;

(b) employees who are customarily employed for not more than five months in a calendar year;

(c) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424( d) of the Code, own stock or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Affiliates or who, as a result of being granted Options under this Plan would own stock or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Affiliates;

(d) employees whose employment terms are covered by a collective bargaining agreement in situations where the applicable union or other collective bargaining unit has either refused to bargain with respect to this Plan as an employee benefit or has considered this Plan as a potential employee benefit and has rejected this Plan or has otherwise determined that employees which such union or other bargaining unit represents may not participate in this Plan; and

(e) employees who are citizens of a foreign country that prohibits foreign corporations from granting stock options to any of its citizens.

Notwithstanding the foregoing, an employee of the Company or a Designated Affiliate shall not be eligible to participate in the Plan for any Offering Period (as hereinafter defined) during which the employee has elected to participate in an employee stock purchase plan of an Affiliate that is intended to meet the requirements of Section 423 of the Code (an “Affiliate Plan”).

For all purposes of this Plan, the term “Designated Affiliate” shall mean an Affiliate listed on Annex A to this Plan or any Affiliate which may hereafter be determined by the Committee or the Board to be a Designated Affiliate. A Designated Affiliate will cease to be a Designated Affiliate on the earlier of (i) the date the Committee or the Board determines that such Affiliate is no longer a Designated Affiliate or (ii) the date such Designated Affiliate ceases for any reason to be a “parent corporation” or “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Code.

6.	OFFERING PERIODS.

The offering periods of this Plan (individually, an “Offering Period”) shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee or the Board, (a) Offering Periods shall commence on January 1 and July 1 of each calendar year; provided, however, that the first Offering Period may begin on any date as shall be determined by the Committee or the Board, and (b) each Offering Period (with the exception of the first Offering Period if commenced on a date other than January 1 or July 1) shall consist of one six-month purchase period during which payroll deductions of the participants are accumulated under this Plan. The first day of each Offering Period is referred to as the “Offering Date.” The last day of each Offering Period is referred to as the “Purchase Date.” Subject to the requirements of Section 423 of the Code, the Committee or the Board shall have the power to change the duration of Offering Periods with respect to future offerings if such change is announced prior to the Offering Date of the first Offering Period to be affected by such change.

7.	PARTICIPATION IN THIS PLAN.

An eligible employee may become a participant in an Offering Period under this Plan on any Offering Date by submitting a completed enrollment form to the Plan Administrator or its designee in such manner and during such period as may be specified by the Plan Administrator or its designee with respect to such Offering Period. Once an employee becomes a participant in the Plan with respect to an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee suspends or terminates participation in this Plan or the employee’s participation is suspended or terminated by the Plan Administrator or its designee, in each case in such manner and during such period as may be specified by the Plan Administrator or its designee.

8.	GRANT OF OPTION ON ENROLLMENT.

Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant by the Company to such employee of an Option to purchase on the Purchase Date up to that number of whole shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s Employee Account (as defined in Section 10(c)) during the Offering Period ending on such Purchase Date, by (b) the Purchase Price (as defined in Section 9); provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed the number of shares determined in the manner set forth in Section 11(b) of the Plan or such other maximum number of shares as may be specified in the future by the Committee in lieu of the limitation set forth in Section 11(b).

9.	PURCHASE PRICE.

The purchase price per share (the “Purchase Price”) at which a share of Common Stock will be sold in any Offering Period shall initially be the lower of (a) 85 percent of the fair market value of such share on the Offering Date or (b) 85 percent of the fair market value of such share on the Purchase Date; provided, however, that in no event may the purchase price per share of Common Stock be below the par value per share of Common Stock.

For purposes of this Plan, the “fair market value” of a share of Common Stock on a particular date shall be deemed to be the closing price of a share of Common Stock as reported on the principal stock exchange on which the shares are listed for trading for the immediately preceding day or, if no closing price was recorded on such day, then on the next preceding day on which such a closing price was recorded. If the Common Stock is not listed on an exchange, fair market value shall be determined by the Committee using any reasonable method and in good faith. The Committee may change the manner in which the Purchase Price is determined with respect to future offerings (provided such determination does not have the effect of lowering the Purchase Price to an amount less than that which would be computed utilizing the method for determining the Purchase Price set forth in the first paragraph of this Section 9) if such changed manner of computation is announced prior to the Offering Date of the first Offering Period to be affected by such change.

10.	PURCHASE OF SHARES; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

(a) Funds contributed by each participant for the purchase of shares under this Plan shall be accumulated by regular payroll deductions made during each Offering Period. The deductions shall be made as a percentage of the participant’s Compensation in 1 percent increments comprising not less than 1 percent and not more than 15 percent of the participant’s Compensation. As used herein, “Compensation” shall mean all base salary, cash bonuses, wages, commissions, and overtime; provided, however, that, for purposes of determining a participant’s Compensation, any election by such participant to reduce his or her regular cash remuneration under Section 125 or 401(k) of the Code shall be treated as if the participant did not make such election. “Compensation” does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Company group insurance or benefit program, income received in connection with stock options, or any other special items of remuneration. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may increase or decrease the rate of payroll deductions during an Offering Period by submitting a completed election form to the Plan Administrator or its designee in such manner and during such period as may be specified by the Plan Administrator or its designee with respect to such Offering Period. A participant also may increase or decrease the rate of payroll deductions for any subsequent Offering Period by submitting a completed election form to the Plan Administrator or its designee in such manner and during such period as may be specified by the Plan Administrator or its designee with respect to such Offering Period. A participant shall have the right to withdraw from this Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to lower the rate at which payroll deductions are made during the applicable Offering Period.

(c) All payroll deductions made for a participant will be credited to an unfunded and unsecured bookkeeping account maintained on behalf of the participant (the “Employee Account”) and deposited with the general funds of the Company. No interest will accrue on payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Contributions to an Employee Account other than by payroll deduction are not permitted.

(d) On each Purchase Date, provided that the participant has not withdrawn from the Plan pursuant to Section 13 or terminated employment pursuant to Section 14, in either case on or before such date as may be specified by the Plan Administrator or its designee, or the Plan has not been terminated prior to the date referred to in the foregoing clause, the Company shall apply the funds then in the participant’s Employee Account to the purchase at the Purchase Price of whole shares of Common Stock issuable under the Option granted to such participant with respect to the Offering Period to the extent that such Option is exercisable on the Purchase Date. Shares may be purchased in the public equity markets, directly from the Company or in privately negotiated transactions.

(e) During a participant’s lifetime, such participant’s Option to purchase shares hereunder is exercisable only by him or her or, in the event of the participant’s disability, the participant’s legal representatives. The participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

(f) Unless the Committee shall in the future determine otherwise, the maximum amount which may be deducted from any participant’s Compensation for the purpose of purchasing Common Stock under this Plan shall not exceed $21,250 in any single calendar year.

(g) No fractional shares of Common Stock shall be purchased by or issued to a participant. Any portion of the payroll deductions credited to an Employee Account which is not utilized to purchase Common Stock because it is insufficient to purchase an additional whole share of Common Stock shall be transferred to the participant’s Stock Account, unless the Plan Administrator or its designee specifies that such amounts shall be delivered to the participant or applied to the purchase of Common Stock in the succeeding Offering Period. No interest will accrue on any amounts retained in an Employee Account.

11.	LIMITATIONS ON RIGHTS TO PURCHASE.

(a) No employee shall be granted an Option to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all Affiliate Plans, exceeds $25,000 in fair market value, determined as of the applicable date of the grant of the Option, for each calendar year in which the employee participates in this Plan (or any other employee stock purchase plan described in this Section 11 (a)).

(b) The number of shares which may be purchased by any employee on the first Purchase Date to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date of the Offering Period in which such Purchase Date occurs. The number of shares which may be purchased by any employee on any subsequent Purchase Date which occurs in the same calendar year (as that referred to in the preceding sentence) shall not exceed the number of shares determined by performing the calculation described below, with all computations to be made to the nearest ten thousandth of a whole share of Common Stock or one hundredth of one cent, as the case may be.

Step One: The number of shares purchased by the employee during any previous Offering Period which occurred in the same calendar year shall be multiplied by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of such previous Offering Period in which such shares were purchased or the number of shares purchased by the employee under an Affiliate Plan during any previous offering period under such plan which occurred in the same calendar year shall be multiplied by the fair market value of such shares on the first day of such previous offering period.

Step Two: The amount determined in Step One shall be subtracted from $25,000.

Step Three: The amount determined in Step Two shall be divided by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date of the Offering Period in which the subsequent Purchase Date (for which the maximum number of shares which may be purchased is being determined by this calculation) occurs. The quotient so obtained shall be the maximum number of shares that may be purchased by any employee on such subsequent Purchase Date.

Subject to the limitations of Section 423 of the Code, the Committee may from time to time determine that a different maximum number of shares may be purchased on any given Purchase Date in lieu of the maximum amounts described above in this Section 11(b), in which case the number of shares which may be purchased by any employee on such Purchase Date may not exceed such different limitation.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Plan Administrator or its designee shall give written notice of such reduction of the number of shares to be purchased under a participant’s Option to each participant affected thereby.

(d) Any payroll deductions accumulated in an Employee Account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period without interest.

12.	EVIDENCE OF STOCK OWNERSHIP.

As soon as administratively practicable following the Purchase Date, the shares of Common Stock purchased on behalf of a participant pursuant to the exercise of his or her Option will be credited to an account at the Company’s transfer agent or with a securities brokerage firm, as determined by the Plan Administrator (the “Plan Financial Agent”), in the name of the participant. By electing to participate in the Plan, a participant will be deemed to authorize the establishment of an account (the “Stock Account”) in his or her name with the Plan Financial Agent selected by the Company. A participant may request that the Plan Financial Agent arrange, subject to any applicable fee, for the delivery to the participant or an account designated by the participant of some or all of the Common Stock held in the participant’s Stock Account. If the participant desires to sell some or all of his or her shares of Common Stock held in his or her Stock Account, he or she may do so either (i) by disposing of the shares of Common Stock through the Plan Financial Agent subject to any applicable fee, or (ii) through such other means as the Company may permit.

13.	WITHDRAWAL.

Each participant may withdraw from participation in the Plan by submitting a completed election form to the Plan Administrator or its designee in such manner and during such period as may be specified by the Plan Administrator or its designee. Upon withdrawal from this Plan, the participant’s participation in this Plan shall terminate, subject to Section 15. In the event a participant elects to withdraw from the Plan pursuant to this Section 13, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any subsequent Offering Period by submitting a completed enrollment form to the Plan Administrator or its designee during such period and in the such manner as is set forth above for initial participation in this Plan.

14.	TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.

Termination of a participant’s employment with the Company and its Affiliates for any reason, including resignation, retirement termination or death, or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan, subject to Section 15. For purposes of this Section 14, an employee on a leave of absence will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company to the extent specified or determined by the Plan Administrator.

15.	RETURN OF PAYROLL DEDUCTIONS.

In the event a participant’s participation in this Plan is terminated by withdrawal pursuant to Section 13 or termination of employment pursuant to Section 14, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant, or in the case of the participant’s death to his or her beneficiaries or heirs, all payroll deductions of the participant which have not yet been applied to the purchase of stock; provided, however, that if such withdrawal or termination of employment occurs later than such date as may be specified by the Plan Administrator or its designee, then such payroll deductions will be utilized to purchase Common Stock for the participant on the Purchase Date at the end of such Offering Period; provided, further, that upon termination of the Plan the Board may accelerate the Purchase Date. No interest shall accrue on the payroll deductions of a participant in this Plan.

16.	CAPITAL CHANGES.

In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company or sale of all or substantially all of the Company’s assets or stock then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number and kind of shares of stock subject to this Plan as set forth in Sections 1 and 2, the number and kind of shares subject to outstanding Options, and/or the Purchase Price. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

17.	NONASSIGNABILITY.

Neither payroll deductions credited to an Employee Account nor any rights with regard to the exercise of an Option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 23 hereof) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.

18.	REPORTS AND STATUS OF ACCOUNTS.

Individual account records will be maintained for each participant’s Employee Account and Stock Account. The Plan Financial Agent shall send to each participant promptly after the end of each Offering Period a report of his or her account setting forth with respect to such Offering Period the number of shares purchased and the price per share thereof, and also setting forth the total number of shares then held in his or her Stock Account. Neither the Company nor any Designated Affiliate shall have any liability for any error or discrepancy in any such report.

19.	NO RIGHTS TO CONTINUED EMPLOYMENT; NO IMPLIED RIGHTS.

Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Company or any Affiliate or restrict the right of the Company or any Affiliate to terminate such employee’s employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

20.	EQUAL RIGHTS AND PRIVILEGES.

All eligible employees shall have equal rights and privileges with respect to this Plan except as required by applicable law so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Board, the Committee or the Plan Administrator, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

21.	AMENDMENT OF PLAN.

The Board may amend this Plan in such respects as it shall deem advisable; provided, however, that stockholder approval will be required for any amendment that will increase the total number of shares as to which Options may be granted under this Plan or, but for such shareholder approval, cause this Plan to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code.

22.	TERMINATION OF THE PLAN.

The Board may suspend or terminate this Plan at any time. Unless this Plan shall have been terminated by the Board, this Plan shall terminate on, and no Options shall be granted after, December 14, 2016. No Options shall be granted during any period of suspension of this Plan.

23.	DESIGNATION OF BENEFICIARY.

(a) A participant may designate a beneficiary who is to receive the cash and shares, if any, from the participant’s Employee Account and Stock Account under this Plan in the event of such participant’s death by submitting a completed form to the Plan Administrator or its designee in such manner and during such period as may be specified by the Plan Administrator or its designee.

(b) Such designation of beneficiary may be changed by the participant in such manner and during such period as may be specified by the Plan Administrator or its designee. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Plan Administrator or its designee shall deliver such cash or shares to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator or its designee), the Plan Administrator or its designee, in its discretion, may deliver such cash or shares to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent, or relative is known to the Plan Administrator or its designee, to such other person as the Plan Administrator or its designee may in good faith determine to be an appropriate designee.

24.	CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

25.	PLAN DATES.

The effective date of the Plan is January 1, 2007. The first Offering Period under the Plan shall commence on January 1, 2007. The Plan as amended hereby is effective as of June     , 2011.

ANNEX A TO

2007 EMPLOYEE STOCK PURCHASE PLAN

DESIGNATED AFFILIATES

AS OF JUNE     , 2011

The “Affiliates” of FBR Capital Markets Corporation that are “Designated Affiliates” for purposes of Section 5 of the 2007 Employee Stock Purchase Plan are as follows:

FBR Capital Markets International Ltd.

FBR Capital Markets & Co.

FBR Capital Markets PT, Inc.

FBR Capital Markets LT, Inc.

FBR Investment Management, Inc.

FBR Investment Services, Inc.

FBR Fund Advisers, Inc.

ANNUAL MEETING OF SHAREHOLDERS OFF BR CAPITAL MARKETS CORPORATION June 1, 2011NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Annual Report to Shareholders are available at www.fbr.com under “Investor Relations.” Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect nine directors for a term of one year each. O Reena Aggarwal OEric F. Billings ORichard J. HendrixOThomas J. Hynes, Jr.OAdam J. KleinORichard A. KraemerORalph S. Michael, IIIO Thomas S. Murphy, Jr.OArthur J. Reimers2.To approve an amendment to the company’s Amended and Restated Articles of Incorporation to change the company’s corporate name from “FBR Capital Markets Corporation” to “FBR & Co.”3. To approve an amendment to the company’s 2007 Employee Stock Purchase Plan to increase by 1,000,000 shares the maximum number of shares authorized for issuance there under. 4.To consider a non-binding advisory vote on the compensation of the company’s named executive officers, as disclosed in the accompanying proxy statement.5.To consider a non-binding advisory vote on the frequency of the future non-binding advisory votes on the compensation of the company’s named executive officers.6.To ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.This proxy, when properly executed, will be voted in the manner directed here in by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” each of the nominees for director, “FOR” proposals 2, 3, 4 and 6, and “1 YEAR” for proposal 5. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement there of .The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXYCARD PROMPTLY, USING THEENCLOSED ENVELOPE.FORAGAINSTABSTAINFOR ALLNOMINEESWITHHOLDAUTHORITYFOR ALLNOMINEESFOR ALLEXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALLEXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR,”FOR” PROPOSALS 2, 3, 4 AND 6, AND “1 YEAR” FOR PROPOSAL5.PLEASE SIGN, DATE AND RETURN PROMPTLYIN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided 20930303040300000000 7060111 2 years3 years ABSTAIN 1year FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

ANNUAL MEETING OF SHAREHOLDERS OFFBR CAPITALMARKETS CORPORATION June 1, 2011INTERNET-Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE-Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500fromforeigncountries from any touch-tone telephone and follow the instructions. Have your proxycard available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PMEST the day before the meeting. MAIL- Sign, date and mail your proxy card in the envelope provided as soon as possible. INPERSON-You may vote your shares in person by attending the Annual Meeting. PROXYVOTING INSTRUCTIONSCOMPANYNUMBERACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITYOF PROXYMATERIALS: The Notice of Meeting, Proxy Statement and Annual Report to Shareholders are available at www.fbr.com under “Investor Relations.” Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. --------------- ---------------- 20930303040300000000 7060111THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR,”FOR” PROPOSALS 2, 3, 4 AND 6, AND “1 YEAR” FOR PROPOSAL5.PLEASE SIGN, DATE AND RETURN PROMPTLYIN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1.To elect nine directors for a term of one year each. OReena AggarwalOEric F. BillingsORichard J. Hendrix O Thomas J. Hynes, Jr.OAdam J. KleinORichard A. KraemerORalph S. Michael, IIIOThomas S. Murphy,Jr.OArthur J. Reimers2.To approve an amendment to the company’s Amended and Restated Articles of Incorporation to change the company’s corporate name from “FBR Capital Markets Corporation” to “FBR & Co.” 3. To approve an amendment to the company’s 2007 Employee Stock Purchase Plan to increase by 1,000,000 shares the maximum number of shares authorized for issuance there under. 4. To consider a non-binding advisory vote on the compensation of the company’s named executive officers, as disclosed in the accompanying proxy statement. 5. To consider a non-binding advisory vote on the frequency of the future non-binding advisory votes on the compensation of the company’s named executive officers. 6. To ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” each of the nominees for director, “FOR” proposals 2, 3, 4 and 6, and “1 YEAR” for proposal 5. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement there of. The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement there of. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXYCARD PROMPTLY, USING THEEN CLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALLNOMINEESWITHHOLDAUTHORITYFOR ALL NOMINEES FOR ALL EXCEP T(See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALLEXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH1234 MAIN STREETAPT. 203NEW YORK, NY10038NOMINEES:2years3 yearsABSTAIN1yearFORAGAINSTABSTAINFORAGAINSTABSTAINFORAGAINSTABSTAINSignature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FBR CAPITAL MARKETS CORPORATION1001 Nineteenth Street North Arlington, VA22209ProxyANNUALMEETING OF SHAREHOLDERSJUNE 1, 2011 THIS PROXYIS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FBR CAPITALMARKETS CORPORATION FOR USE AT THE ANNUALMEETING OF SHAREHOLDERS TO BEHELD ON JUNE 1, 2011 AND ANYADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned hereby appoints William J. Ginivan, Bradley J. Wright and Ann Marie Pulsch ,or any of them, with full power of substitution in each, as proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in FBR Capital Markets Corporation at the Annual Meeting of Shareholders to be held at the Hotel Palomar, 1121Nineteenth Street North, Arlington, Virginia, on Wednesday, June 1, 2011, at 9:00 a.m., and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.(Continued and to be signed on the reverse side) 14475